Exhibit 10.21

================================================================================



                                  AGREEMENT FOR
                                        A
                                U.S. $200,000,000
                            REVOLVING CREDIT FACILITY

                             TO BE MADE AVAILABLE TO


                                SEACOR SMIT INC.


                                       BY

                              DEN NORSKE BANK ASA,
            as Administrative Agent, Joint Lead Arranger and Lender,

                              FLEET NATIONAL BANK,
              as Syndication Agent, Joint Lead Arranger and Lender,

                                     NORDEA,
             as Documentation Agent, Joint Lead Arranger and Lender,

                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND,
                             as Co-Agent and Lender

                                       AND

                           THE FINANCIAL INSTITUTIONS
                            IDENTIFIED ON SCHEDULE A,
                                   as Lenders


================================================================================



                                February 5, 2002

                                      INDEX
SECTION 1.                DEFINITIONS................................................................................1
                          -----------

           1.1.           Defined Terms..............................................................................1
           1.2.           Computation of Time Periods; Other Definitional Provisions................................14
           1.3.           Accounting Terms..........................................................................14
           1.4.           Certain Matters Regarding Materiality.....................................................14
           1.5.           Forms of Documents........................................................................14
           1.6.           Headings..................................................................................14

SECTION 2.                REPRESENTATIONS AND WARRANTIES............................................................15
                          ------------------------------

           2.1.           ..........................................................................................15
               (a)        Due Organization and Power................................................................15
               (b)        Authorization and Consents................................................................15
               (c)        Binding Obligations.......................................................................15
               (d)        No Violation..............................................................................15
               (e)        Litigation................................................................................15
               (f)        No Default................................................................................15
               (g)        Vessel Ownership, Classification, and Insurance...........................................16
               (h)        Citizenship...............................................................................16
               (i)        Financial Statements......................................................................16
               (j)        Tax Returns and Payments..................................................................16
               (k)        Insurance.................................................................................17
               (l)        Solvency..................................................................................17
               (m)        Environmental Matters.....................................................................17
               (n)        Liens.....................................................................................18
               (o)        ERISA.....................................................................................18
               (p)        Foreign Trade Control Regulations.........................................................18

SECTION 3.                ADVANCES OF THE FACILITY/LETTERS OF CREDIT................................................18
                          ------------------------------------------

           3.1.           Advances..................................................................................18
           3.2.           Use of Proceeds...........................................................................19
           3.3.           Drawdown Notice...........................................................................19
           3.4.           Drawdown Notice a Warranty................................................................19
           3.5.           Notation of Advance on Note...............................................................20
           3.6.           Foreign Currency Advances.................................................................20
           3.7.           Letters of Credit.........................................................................20
           3.8.           Request for Issuance of Letter of Credit..................................................21
           3.9.           Letter of Credit Payments Deemed Advances.................................................21


                                        i

           3.10.          Letter of Credit Participation............................................................22

SECTION 4.                CONDITIONS................................................................................24
                          ----------

           4.1.           Conditions Precedent to Drawdown of the Initial Advance under the Credit Facility.........24
           4.2.           Further Conditions Precedent..............................................................25
           4.3.           Break Funding Costs.......................................................................26
           4.4.           Satisfaction after Drawdown...............................................................26

SECTION 5.                REPAYMENT, PREPAYMENT AND REDUCTION.......................................................26
                          -----------------------------------

           5.1.           Repayment.................................................................................26
           5.2.           Prepayment................................................................................26
           5.3.           Permanent Reduction of the Committed Amount of the Credit Facility........................27
           5.4.           Reduction of Commitment...................................................................27

SECTION 6.                INTEREST AND RATE.........................................................................27
                          -----------------

           6.1.           Applicable Rate...........................................................................27
           6.2.           The Applicable Margin.....................................................................27
           6.3.           LIBOR; Interest Periods...................................................................28
           6.4.           Interest Payments.........................................................................28
           6.5.           Interest Due Only on Banking Day..........................................................29
           6.6.           Calculation of Interest...................................................................29

SECTION 7.                PAYMENTS..................................................................................29
                          --------

           7.1.           Place of Payments, No Set Off.............................................................29
           7.2.           Proof of no Withholding...................................................................29
           7.3.           Federal Income Tax Credits................................................................30

SECTION 8.                ACCOUNTS..................................................................................30
                          --------

           8.1.           The Operating Accounts....................................................................30

SECTION 9.                EVENTS OF DEFAULT.........................................................................30
                          -----------------

           9.1.           ..........................................................................................30
               (a)        Principal and Interest Payments...........................................................30
               (b)        Other Payments............................................................................30
               (c)        Representations, etc......................................................................30
               (d)        Impossibility, Illegality.................................................................31
               (e)        Citizenship...............................................................................31
               (f)        Covenants.................................................................................31
               (g)        Other Covenants...........................................................................31


                                       ii

               (h)        Indebtedness..............................................................................31
               (i)        Bankruptcy................................................................................31
               (j)        Judgments.................................................................................32
               (k)        Inability to Pay Debts....................................................................32
               (l)        Change of Control of the Borrower.........................................................32
           9.2.           Indemnification...........................................................................33
           9.3.           Application of Moneys.....................................................................33

SECTION 10.               COVENANTS.................................................................................34
                          ---------

           10.1.          ..........................................................................................34
               (a)        ..........................................................................................34
                     (i)       Performance of Agreements............................................................34
                     (ii)      Compliance with Covenants............................................................34
                     (iii)     Notice of Default....................................................................34
                     (iv)      Obtain Consents......................................................................34
                     (v)       Financial Statements.................................................................34
                     (vi)      Qualification to Own U.S. Flag Vessels...............................................35
                     (vii)     Corporate Existence..................................................................35
                     (viii)    Books, Records, etc..................................................................36
                     (ix)      Inspection...........................................................................36
                     (x)       Taxes................................................................................36
                     (xi)      Compliance with Statutes, etc........................................................36
                     (xii)     Environmental Matters................................................................36
                     (xiii)    Evidence of Insurance................................................................37
                     (xiv)     Maintenance of Assets................................................................37
                     (xv)      Funded Debt/Total Capitalization.....................................................37
                     (xvi)     Secured Debt/Total Capitalization....................................................37
                     (xvii)    Interest Coverage Ratio..............................................................37
                     (xviii)   Consolidated Net Worth...............................................................37
                     (xix)     ERISA Matters........................................................................37
                     (xx)      Notice of Change in Credit Rating....................................................37
                     (xxi)     End of Fiscal Year...................................................................38
               (b)        ..........................................................................................38
                     (i)       Liens................................................................................38
                     (ii)      Sale of Assets.......................................................................39
                     (iii)     Dividends............................................................................39
                     (iv)      Limitations on Ability to Make Distributions.........................................39
                     (v)       Changes in Business..................................................................39
                     (vi)      Consolidation, Merger................................................................40
                     (vii)     Use of Proceeds......................................................................40
                     (viii)    Redemption/Repurchase of Securities..................................................40
                     (ix)      No Money Laundering..................................................................40
                     (x)       Limitation on Investments in Joint Ventures..........................................40


                                       iii

                     (xi)      Limitation on Indebtedness...........................................................40
                     (xiii)    Negative Pledge......................................................................41

SECTION 11.               ASSIGNMENT AND PARTICIPATIONS.............................................................42
                          -----------------------------


SECTION 12.               ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.........................................42
                          -------------------------------------------------

           12.1.          Illegality................................................................................42
           12.2.          Increased Cost............................................................................43
           12.3.          Replacement of Lender or Participant......................................................44
           12.4.          Non-availability of Funds.................................................................45
           12.5.          Determination of Losses...................................................................45
           12.6.          Compensation for Losses...................................................................45

SECTION 13.               CURRENCY INDEMNITY........................................................................45
                          ------------------

           13.1.          Currency Conversion.......................................................................45
           13.2.          Change in Exchange Rate...................................................................45
           13.3.          Additional Debt Due.......................................................................46
           13.4.          Rate of Exchange..........................................................................46

SECTION 14.               FEES AND EXPENSES.........................................................................46
                          -----------------

           14.1.          Commitment Fee............................................................................46
           14.2.          Letter of Credit and Facing Fees and Related Charges......................................47
           14.3.          Administrative Fee........................................................................47
           14.4.          Agents' Other Fees........................................................................47
           14.5.          Costs, Charges and Expenses...............................................................47
           14.6.          Indemnification...........................................................................48

SECTION 15.               APPLICABLE LAW, JURISDICTION AND WAIVER...................................................48
                          ---------------------------------------

           15.1.          Applicable Law............................................................................48
           15.2.          Jurisdiction..............................................................................48
           15.3.          Waiver of Jury Trial......................................................................49

SECTION 16.               THE AGENTS................................................................................49
                          ----------

           16.1.          Appointment of Agents.....................................................................49
           16.2.          Distribution of Payments..................................................................49
           16.3.          Holder of Interest in Notes...............................................................49
           16.4.          No Duty to Examine, Etc...................................................................49
           16.5.          Agents as Lenders.........................................................................49
           16.6.          ..........................................................................................50
               (a)        Obligations of Agents.....................................................................50


                                       iv

               (b)        No Duty to Investigate....................................................................50
               (c)        Reports and Notices.......................................................................50
           16.7.          ..........................................................................................50
               (a)        Discretion of Agents......................................................................50
               (b)        Instructions of Majority Lenders..........................................................50
           16.8.          Assumption re Event of Default............................................................50
           16.9.          No Liability of Agents and the Lenders....................................................50
           16.10.         Indemnification of Agents.................................................................51
           16.11.         Consultation with Counsel.................................................................51
           16.12.         Resignation...............................................................................51
           16.13.         Representations of Lenders................................................................51
           16.14.         Notification of Event of Default..........................................................52

SECTION 17.               NOTICES AND DEMANDS.......................................................................52
                          -------------------

           17.1.          Notices in Writing........................................................................52
           17.2.          Addresses for Notice......................................................................52
           17.3.          Notices Deemed Received...................................................................52

SECTION 18.               MISCELLANEOUS.............................................................................53
                          -------------

           18.1.          Time of Essence...........................................................................53
           18.2.          Unenforceable, etc.; Provisions - Effect..................................................53
           18.3.          References................................................................................53
           18.4.          Further Assurances........................................................................53
           18.5.          Entire Agreement; Amendments..............................................................53
           18.6.          Adjustments...............................................................................54

                                    SCHEDULES
                                    ---------


A                       THE LENDERS AND THEIR COMMITMENTS
B                       THE VESSEL OWNING/OPERATING SUBSIDIARIES AND
                        OTHER SUBSIDIARIES
C                       THE VESSELS
D                       EXISTING LIENS
E                       EXISTING INDEBTEDNESS
F                       EXISTING LETTERS OF CREDIT


                                    EXHIBITS
                                    --------


1                       NOTE
2                       ADMINISTRATIVE QUESTIONNAIRE
3                       FORM OF DRAWDOWN NOTICE
4                       FORM OF LETTER OF CREDIT REQUEST
5                       FORM OF COMPLIANCE CERTIFICATE
6                       FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                       REVOLVING CREDIT FACILITY AGREEMENT


                     THIS REVOLVING CREDIT FACILITY AGREEMENT is made this 5th day of February, 2002, and is by and among (1) SEACOR
SMIT INC., a corporation incorporated under the laws of the State of Delaware with offices at 11200 Richmond Avenue, Houston, Texas (hereinafter called the "Borrower"), (2) the banks and financial institutions whose names and addresses are set out in Schedule A hereto (together with any assignee pursuant to Section 11, collectively, the "Lenders", each a "Lender"), (3) FLEET NATIONAL BANK, a national banking association, as syndication agent (the "Syndication Agent"),
(4) DEN NORSKE BANK ASA, a bank incorporated under the laws of the Kingdom of Norway, acting through its New York branch, with offices at 200 Park Avenue, New York, New York, as administrative agent ( the "Administrative Agent"), (5) NORDEA, a Finnish banking corporation, acting through Nordea Bank Finland Plc, New York Branch, as documentation agent (the "Documentation Agent"), and (6) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, a bank incorporated under the laws of Scotland, as Co-Agent (the "Co-Agent" and together with the Syndication Agent, the Administrative Agent and the Documentation Agent, the "Agents").



                                WITNESSETH THAT:


           Whereas, at the request of the Borrower, each of the Agents has agreed to act in its respective capacity as set forth herein and the Lenders have agreed to provide to the Borrower a revolving credit facility in the amount of $200,000,000 on the terms and subject to the conditions set forth herein;


           NOW, THEREFORE, in consideration of the premises, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, the parties hereto agree as set forth below:


SECTION 1. DEFINITIONS
           -----------

         1.1. Defined Terms. In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

"Acceptable Accounting Firm"    means Arthur Anderson & Co., L.L.P. or any other
----------------------------    firm of independent certified public or
                                chartered accountants of international
                                reputation selected by the Borrower and
                                acceptable to the Administrative Agent;


"Acquisition Subsidiary"        shall mean a direct or indirect Subsidiary of
------------------------        the Borrower formed for the purpose of acquiring
                                New Subsidiaries which Subsidiary shall not be an existing Vessel Owning/Operating Subsidiary at the time of the acquisition of the relevant

                                New Subsidiaries and into which only those assets necessary to consummate the relevant acquisition shall be transferred;

"Administrative Agent"          shall have the meaning ascribed thereto in the
----------------------          preamble;

"Administrative Questionnaire" shall mean, with respect to each Bank, an ------------------------------ administrative questionnaire substantially in the form of Exhibit 2 hereto, submitted to the Administrative Agent (with a copy to the Borrowers) duly completed by such Bank;

"Advance"                       means any Dollar Advance or Foreign Currency
 -------                        Advance;

"Affiliate"                     shall mean, with respect to any Person, (i) any
 ---------                      Person that directly, or indirectly through one
                                or more intermediaries, Controls such Person (a
                                "Controlling Person") or (ii) any Person (other than such Person or a Subsidiary of such Person) which is Controlled by or is under common
                                Control with a Controlling Person;

"Agreement"                     means this revolving credit facility agreement
-----------                     as the same may be amended, restated, modified
                                or supplemented from time to time;

"Applicable Margin"             shall have the meaning ascribed thereto in
 -----------------              Section 6.1;

"Applicable Rate"               means any rate of interest on any Advance from
 ---------------                time to time applicable pursuant to Section 6.1;

"Assignment and Assumption      shall mean the Assignment and Assumption
--------------------------      Agreement(s) executed pursuant to Section 11
Agreement(s)"                   substantially in the form of Exhibit 6;
-------------

"Banking Day(s)"                means day(s) on which banks are open for the
----------------                transaction of business of the nature required
                                by this Agreement in the place or places from time to time specified;

"Base Rate"                     means the higher of (i) the Letter of Credit
-----------                     Issuer's Prime Rate and (ii) one-half percent
                                (1/2%) above the Federal Funds Effective Rate;

"Basis Point" or the symbol     means one one-hundredth of one percent (0.01%);
---------------------------
"bp"
----

"Change of Control"            means (a) any "person" (as such term is used in
 -----------------             Sections 13(d) and 14(d) of the Exchange Act)
                               becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the Borrower or (b) the Board of Directors of the Borrower ceases to consist of a majority of the existing directors or directors elected by the existing directors; means the Internal Revenue
                               Code of 1986, as amended, and any successor statute

"Code"                         and the regulations promulgated thereunder;
 ----

"Committed Amount"              means Two Hundred Million Dollars
------------------              ($200,000,000), as reduced from time to time
                                pursuant to Section 5.3, being the maximum aggregate principal amount in Dollars of the Advances and Letters of Credit which may be outstanding at any time under the Credit
                                Facility;

"Commitment"                    shall mean in relation to a Lender, the amount
------------                    of the Credit Facility set out opposite its name
                                in Schedule A hereto or, as the case may be, in any relevant Assignment and Assumption
                                Agreement, as the same may be reduced from time to time as provided by Section 5.4;

"Compliance Certificate"        means a certificate of the chief financial
------------------------        officer of the Borrower in the form set out in
                                Exhibit 5 or in such other form as the
                                Administrative Agent may reasonably require;

"Consolidated Net Worth"        for any period, shall mean, for any company, the
------------------------        sum of such company's common and preferred stock
                                (excluding any capital stock subject to
                                mandatory redemption) and additional
                                paid-in-capital, plus retained earnings (minus accumulated deficit) and currency translation adjustments, all as shown on the consolidated balance sheet of such company and its subsidiaries as determined in accordance with GAAP;

"Consolidated Subsidiary"       shall mean a Subsidiary the financial results
 -----------------------        of which are reflected in the Borrower's
                                consolidated financial statements;

"Consolidated Subsidiary        shall mean a guaranty issued by a Consolidated
------------------------        Subsidiary of obligations of the types listed
Guaranty"                       in sub-clauses (i) through (iii) of the
---------                       definition of Subsidiary Funded Debt of other
                                Consolidated Subsidiaries but excluding, in the case of a Consolidated Subsidiary which is not a Wholly-Owned Subsidiary, that proportion of the amount of such guaranty which represents the minority interest holders' share of such Guaranty;

"Co-Agent"                      shall have the meaning ascribed thereto in the
 --------                       preamble;

"Credit Facility"               means the sums advanced or to be advanced by
-----------------               the Lenders to the Borrower and the Letters of
                                Credit to be issued by the Letter of Credit
                                Issuer for the account of the Borrower in the maximum principal amount of $200,000,000, all pursuant to, and subject to the terms of, this Agreement;

"Credit Facility Balance"       means the sum of (i) the amount of the Dollar
-------------------------       Advances, (ii) the amount of the then Dollar
                                Equivalent of the Foreign Currency Advances and
                                (iii) the amount of the Letter of Credit
                                Outstandings at any relevant time, all as reduced by payments and increased by Advances and Letters of Credit pursuant to the terms of this Agreement;

"Credit Period"                 means the period from the Drawdown Date of the
---------------                 initial Advance made hereunder to the date upon
                                which the Advances and all other amounts due to the Agents and the Lenders pursuant to this Agreement and the Notes are repaid or prepaid in full and all commitments to extend credit under this Agreement have been terminated;

"Creditors"                     shall mean, together, the Agents and the
 ---------                      Lenders, each, a "Creditor";

"CRN Group"                     means CRN Holdings, Inc., a corporation
 ---------                      organized under the laws of the State of
                                Delaware, and any of its direct and indirect subsidiaries now or hereafter acquired;

"Default Rate"                  shall have the meaning ascribed thereto in
 ------------                   Section 6.1;

"Documentation Agent"           shall have the meaning ascribed thereto in the
 -------------------            preamble;

"Dollars" and the sign "$"      means the legal currency, at any relevant time
 -------------------------      hereunder, of the United States of America and,
                                in relation to all payments hereunder, in same day funds settled through the New York Clearing
                                House Interbank Payments System (or such other
                                Dollar funds as may be determined by the Administrative Agent to be customary for the settlement in New York City of banking transactions of the type herein involved);

"Dollar Advance"                means any amount advanced in Dollars to the
----------------                Borrower on any Drawdown Date;

"Dollar Equivalent"             means any amount of a foreign currency
-------------------             converted to Dollars at the Exchange Rate;

"Drawdown Dates"                means the dates, each being a Banking Day
----------------                falling prior to the Termination Date, upon
                                which the Borrower has requested that an Advance be made available to the Borrower or an Advance is deemed to have been made due to a drawing under any Letter of Credit;

"Drawdown Notice"               shall have the meaning ascribed thereto in
 ---------------                Section 3.3;

"EBITDA"                        means on a consolidated basis, the aggregate,
 ------                         to be measured on a trailing twelve (12) month
                                basis, of (i) operating income (before
                                deductions for interest, taxes, depreciation and amortization), (ii) interest income and
                                (iii) "Equity in Net Earnings of Fifty Percent
                                (50%) or Less Owned Companies" (as such term is used in the Borrower's published financial reports).

"Environmental Affiliate"       means any person or entity the liability of
-------------------------       which for Environmental Claims the Borrower may
                                have assumed by contract or operation of law;

"Environmental Claim"           shall have the meaning ascribed thereto in
---------------------           Section 2.1(m);

"ERISA"                         means the Employment Retirement Income Security
-------                         Act of 1974, as amended;

"ERISA Affiliate"               means a trade or business (whether or not
-----------------               incorporated) which is under common control
                                with the Borrower within the meaning of
                                Sections 414(b),(c),(m) or (o) of the Code;

"Euros" and the symbol          means the legal currency, at any relevant time
----------------------          hereunder, of the member countries of the
"(euro)"                        European Union who have adopted the Euro as
--------                        legal tender;

"Events of Default"             means any of the events set out in Section 9.1;
-------------------

"Exchange Act"                  shall mean the Securities and Exchange Act of
--------------                  1934, as amended;

"Exchange Rate"                 means the exchange rate offered by the
---------------                 Administrative Agent or Letter of Credit
                                Issuer, as the case may be, of Dollars for a particular foreign currency or vice versa in accordance with its normal practices on the relevant date, in either case, including any costs associated with the relevant exchange contract or, if it does not then offer such exchange rates in respect of such foreign currency, such exchange rate in respect of such currency as the Administrative Agent or the Letter of Credit Issuer, as the case may be, deems reasonable;

"Existing Credit Facility"      the credit facility provided under that certain
--------------------------      credit agreement, dated November 17, 1998 as
                                amended by Amendment No. 1 and Amendment No. 2 thereto dated February 4, 1999 and October 1,
                                1999, respectively, among the Borrower, the financial institutions named therein as
                                Lenders, and Den norske Bank ASA as Agent ;

"Existing Letters of Credit"    shall have the meaning ascribed thereto in
 --------------------------     Section 3.7;

"Extended Letters of Credit"    shall have the meaning ascribed thereto in
 --------------------------     Section 3.7;

"Facing Fee"                    shall have the meaning ascribed thereto in
 ----------                     Section 14.2;

"Federal Funds Effective        means, for any period, a fluctuating interest
------------------------        rate equal for each day during such period to
Rate"                           the weighted average of the rates on overnight
-----                           Federal Funds transactions with members of the
                                Federal Reserve System arranged by Federal
                                Funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve
                                Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the
                                Administrative Agent from three (3) Federal
                                Funds brokers of recognized standing selected by the Administrative Agent;

"Foreign Currency"              means any of Pounds Sterling, Euros, Singapore
 ----------------               Dollars or any other currency which shall be
                                freely convertible into U.S. Dollars;

"Foreign Currency Advance"      means an Advance denominated in a Foreign
 ------------------------       Currency;

"Funded Debt"                   shall mean, on a consolidated basis, the sum of
 -----------                    (i) indebtedness for borrowed money, all
                                obligations evidenced by bonds, debentures, notes or similar instruments, and purchase money obligations which, in accordance with GAAP, would be shown on the consolidated balance sheet as a liability, (ii) all obligations arising under letters of credit,

                                (iii) all obligations as lessee under leases which have been, in accordance with GAAP, recorded as capitalized lease obligations, (iv) guaranties of non-consolidated entity obligations but excluding (v) indebtedness which is consolidated in the Borrower's published financial statements in accordance with GAAP but which represents a minority interest holders' share of such indebtedness unless such minority holders' share has been guaranteed by the Borrower or a Subsidiary;

"GAAP"                          shall have the meaning ascribed thereto in
 ----                           Section 1.3;

"Indebtedness"                  of any Person shall mean and include all
--------------                  obligations of such Person which in accordance
                                with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person;

"Interest Coverage Ratio"       means, on a consolidated basis, (a) EBITDA
 -----------------------        divided by (b) interest payments (including
                                interest attributable to capitalized leases) made during the four (4) fiscal quarters preceding the date on which such ratio is determined;

"Interest Notice"               means a notice to the Administrative Agent
 ---------------                specifying the duration of the relevant
                                Interest Period;

"Interest Period(s)"            means period(s) of one (1), two (2), three (3),
--------------------            six (6), nine (9) or twelve (12) months
                                selected by the Borrower or such longer
                                period(s) as the Lenders may agree;

"Investment"                    means (i) lending money or credit or making
------------                    advances to any Person, (ii) purchasing or
                                acquiring any stock, obligations or securities of, or any other interest in, or making capital contributions to any Person or (iii) guaranteeing the debt or obligations of any other Person;

"Investment Grade Rating"       means with respect to Moody's a rating of
-------------------------       "Baa3" or better, and with respect to S&P a
                                rating of "BBB-" or better;

"Issuing Subsidiary"            shall mean, the Subsidiary which is the primary
 ------------------             obligor on Subsidiary Funded Debt; provided
                                that in the case of Subsidiary Funded Debt where (i) one or more other Subsidiaries are jointly or jointly and severally liable in respect thereof (other than by way of guaranty) or (ii) no Subsidiary is the primary obligor in respect of a Subsidiary Funded Debt but two or more Subsidiaries have issued Non-Consolidated

                                Entity Guaranties in respect of the same obligation, the Subsidiary liable in respect thereof with the highest book value shall be deemed to be such primary obligor;

"Joint Venture"                 shall mean at any date any Person (other than a
---------------                 Subsidiary) in which the Borrower or any
                                Subsidiary has an ownership interest or other interests in profits or loss which would be accounted for in the consolidated financial statements of the Borrower and its consolidated
                                Subsidiaries by the equity method if such statements were prepared as of such date;

"L/C Supportable Obligation"    means such obligations of the Borrower as are
----------------------------    not inconsistent with the issuance policies of
                                the applicable Letter of Credit Issuer;

"Letter of Credit"              shall have the meaning ascribed thereto in
 ----------------               Section 3.7;

"Letter of Credit Fee"          shall have the meaning ascribed thereto in
 --------------------           Section 14.2;

"Letter of Credit Issuer"       means, with respect to each Letter of Credit,
-------------------------       the Lender (being one of the Agents) which, at
                                the request of the Borrower, issues the same;

"Letter of Credit               means, at any time, the aggregate Stated Amount
-----------------               of all outstanding Letters of Credit, less any
Outstandings"                   drawings previously made thereunder;
-------------

"Letter of Credit               shall have the meaning ascribed thereto in
-----------------               Section 3.10;
Participant"
------------

"Letter of Credit               means, in relation to a Lender, the percentage
-----------------               of the Credit Facility set out opposite its
Participant Percentage"         name in Schedule A hereto; provided, however,
-----------------------         that in the case of Extended Letters of Credit,
                                the percentage shall be adjusted to include only the Commitments of the Lenders participating in the Extended Letters of Credit;

"Letter of Credit Request"      shall have the meaning ascribed thereto in
--------------------------      Section 3.8;

"LIBOR"                         means the rate of interest for deposits, in
-------                         Dollars or the relevant Foreign Currency, as
                                the case may be, of an amount equivalent to the relevant Advance (or portion thereof), for periods equivalent to the applicable Interest
                                Period, which appear at or about 11:00 A.M.
                                (London Time) on the day falling two (2) LIBOR
                                Reference Days prior to the first day of the relevant Interest Period as displayed on page
                                LIBOR01 of the Reuters screen, in the case of Dollars, Pounds Sterling, or Euros, or page
                                SGDF= of the Reuters screen, in the case of Singapore Dollars (or such other page as may replace such page), as the case may be, on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate
                                (as defined in the British Bankers'
                                Association's Recommended Terms and Conditions
                                ("BBAIRS" terms) dated August 1985)), provided, however, that, if on any date of determination of the Applicable Rate, no rate is so displayed for amounts equivalent to the relevant Advance
                                (or portion thereof) and for periods equivalent to the applicable Interest Period, LIBOR shall be equal to the arithmetic mean (rounded upward if necessary to four decimal places) of the rates respectively quoted to the Administrative
                                Agent by each of the Reference Banks as the offered rate for deposits of Dollars or the relevant Foreign Currency, as the case may be, in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the second
                                LIBOR Reference Day before the first day of such period;

"LIBOR Reference Date"          days on which banks in the London interbank
----------------------          market generally will provide quotations for
                                deposits in the relevant currencies;

"Lien"                          shall mean any interest in property securing an
 ----                           obligation owed to, or a claim by, a Person
                                other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, title retention agreement or trust receipt or a lease, consignment or bailment for security purposes or any arrangement having substantially the same legal effect as the foregoing.

"List of Liens"                 shall mean a list of Liens in respect of
 -------------                  Secured Debt on Vessels;

"Majority Lenders"              shall mean Lenders whose aggregate Commitments
 ----------------               exceed fifty percent (50%) of the total
                                Commitments;

"Material Adverse Change"       shall mean the occurrence of an event or
 -----------------------        condition which (a) materially impairs the
                                ability of (1) the Borrower to meet any of its obligations with regard to the Credit Facility and the financing arrangements established in connection therewith or (2) the Borrower and the Subsidiaries to meet any of their respective other obligations that are material to the Borrower and the Subsidiaries considered as a whole or (b) have a material adverse effect on the business, assets, operations, property or financial condition of the Borrower and the Subsidiaries considered as a whole;

"Moody's"                       shall mean Moody's Investors Service, Inc., a
 -------                        credit rating agency;

"New Subsidiaries"              shall mean a group of corporations or other
------------------              entities of which the Borrower or a Subsidiary
                                acquires legally or beneficially greater than fifty percent (50%) of the issued and outstanding stock or other interest in each corporation or entity in the group and has more than fifty percent (50%) of the total voting power of the voting stock or other interest in such corporations or entities;

"Non-Consolidated Entity"       shall mean an entity which is not a
-------------------------       Consolidated Subsidiary;

"Non-Consolidated Entity        shall mean a guaranty issued by a Consolidated
------------------------        Subsidiary of obligations of Non-Consolidated
Guaranty"                       Entities of the types listed in sub-clauses (i)
---------                       through (iii) of the definition of Subsidiary
                                Funded Debt but excluding, in the case of a Consolidated Subsidiary which is not a Wholly-Owned Subsidiary, that proportion of the amount of such Guaranty which represents the minority interest holders' share of such Guaranty;

"Note"                          means a promissory note to be executed by the
------                          Borrower in favor of a Lender to evidence the
                                Advances of the Credit Facility made by such Lender substantially in the form of Exhibit 1 or in such other form as the Administrative
                                Agent may agree;

"Operating Accounts"            shall have the meaning ascribed thereto in
--------------------            Section 8.1;

"Other Subsidiaries"            shall mean, as it relates to any Subsidiary
--------------------            Funded Debt, those Subsidiaries liable in
                                respect thereof other than the Issuing
                                Subsidiary;

"Permitted Liens"               means any of the liens permitted under Section
 ---------------                10.1(b)(i);

"Person"                        shall mean an individual, partnership,
--------                        corporation, limited liability company,
                                business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

"Plan"                          means any employee benefit plan covered by
------                          Title IV of ERISA maintained or contributed by
                                the Borrower or any Subsidiary or any ERISA
                                Affiliate;

"Pounds Sterling" and the       means the legal currency, at any relevant time
-------------------------       hereunder, of the United Kingdom;
sign "(pound)"
--------------

"Prime Rate"                    means the rate which the relevant Letter of
 ----------                     time as its prime lending rate, the Prime Rate
                                to change when and as such prime Credit Issuer announces from time to lending rate changes;

"Reference Banks"               means the banks chosen from time to time by the
-----------------               British Bankers' Association for the purpose of
                                establishing Interest Settlement Rates;

"Regulation T"                  shall mean Regulation T of the Board of
--------------                  Governors of the Federal Reserve System, as in
                                effect from time to time;

"Regulation U"                  shall mean Regulation U of the Board of
--------------                  Governors of the Federal Reserve System, as in
                                effect from time to time;

"Regulation X"                  shall mean Regulation X of the Board of
--------------                  Governors of the Federal Reserve System, as in
                                effect from time to time;

"S&P"                           shall mean Standard & Poor's Rating Services, a
 ---                            credit rating agency;

"Secured Debt"                  means, for the Borrower, on a consolidated
 ------------                   basis, the aggregate of any Indebtedness
                                secured or collateralized by a Lien;

"Singapore Dollars and          means the legal currency, at any relevant time
----------------------          hereunder, of Singapore;
the symbol "SGD"
----------------

"Stated Amount"                 means with respect to each Letter of Credit the
---------------                 maximum amount available to be drawn thereunder
                                (regardless of whether any conditions for drawing could then be met);

"Subsidiaries"                  means the corporations or other entities listed
                                on Schedule B (including, without limitation, the Vessel Owning/Operating Subsidiaries) of which the Borrower owns legally or beneficially greater than fifty percent (50%) of the issued and outstanding stock or other interest in such entity and has more than fifty percent (50%) of the total voting power of the voting stock or other interest in such corporation or other entity, together with any other corporations or other entities now or hereafter in existence of which the Borrower owns legally or beneficially greater than fifty percent (50%) of the issued and outstanding stock or other interest in such entity and has more than fifty percent (50%) of the total voting power of the voting stock or other interest in such corporation or other entity;

"Subsidiary Funded Debt"        shall mean, as to each Subsidiary, the sum of
 ----------------------         (i) indebtedness for borrowed money, all
                                obligations evidenced by bonds, debentures, notes or similar instruments, and purchase money obligations which, in accordance with GAAP, would be shown on the balance sheet of such Subsidiary as a liability if a balance sheet were actually prepared in accordance with GAAP for such Subsidiary, (ii) all obligations arising under letters of credit in respect of which such Subsidiary is liable, (iii) all obligations as lessee under leases which have been, in accordance with GAAP, recorded as capitalized lease obligations on the consolidated balance sheet of the Borrower and would so appear on such Subsidiary's balance sheet if a balance sheet were prepared in accordance with GAAP for such Subsidiary, (iv)
                                Consolidated Subsidiary Guaranties and
                                Non-Consolidated Entity Guaranties, in each case, up to the maximum amount guaranteed under the terms of any such guaranty but excluding
                                (v) indebtedness which is consolidated in the Borrower's published financial statements in accordance with GAAP and would so appear on such Subsidiary's balance sheet if a balance sheet were prepared in accordance with GAAP for such Subsidiary but which represents a minority interest holders' share of such indebtedness unless such minority holders' share has been guaranteed by such Subsidiary;

"Syndication Agent"             shall have the meaning ascribed thereto in the
 -----------------              preamble;

"Taxes"                         means any present or future income or other
 -----                          taxes, levies, duties, charges, fees,
                                deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever, except for taxes on or measured by the overall net income of the Lenders imposed by their respective jurisdiction of incorporation or domicile of the lending office making the Advances or issuing any Letter of Credit or any governmental subdivision or taxing authority of any thereof or by any other taxing authority having jurisdiction over any Agent or Lender
                                (unless such jurisdiction is asserted solely by reason of the activities of the Borrower or any Subsidiary);

"Termination Date"              means the day falling five (5) years after the
------------------              date hereof or, if such day is not a Banking
                                Day, the next following Banking Day, unless such next following Banking Day falls in the following month, in which case the Termination
                                Date shall be the immediately preceding Banking
                                Day;

"Total Capitalization"          for any company, means, on a consolidated
 --------------------           basis, the aggregate of Funded Debt and
                                Consolidated Net Worth;

"Underlying Subsidiary          shall mean the outstanding principal amount of
----------------------          Subsidiary Funded Debt issued or incurred by an
Funded Debt"                    Issuing Subsidiary;
------------

"Vessel Owning/Operating        those Subsidiaries designated as Vessel
------------------------        Owning/Operating Subsidiaries on Schedule B,
Subsidiaries"                   together with any future subsidiaries now or
-------------                   hereafter acquired which either own or operate
                                Vessels, provided, however, that the CRN Group shall not be deemed to be Vessel
                                Owning/Operating Subsidiary;

"Vessels"                       means any vessels now or hereafter more than
---------                       fifty percent (50%) owned, directly or
                                indirectly, by a Vessel Owning/Operating
                                Subsidiary;

"Wholly Owned Subsidiaries"     means the Subsidiaries of which the Borrower
---------------------------     owns legally or beneficially one hundred
                                percent (100%) of the issued and outstanding stock or other interest in such entity and has one hundred percent (100%) of the total voting power of the voting stock or other interest in such corporation or other entity.

         1.2. Computation of Time Periods; Other Definitional Provisions. In this Credit Facility Agreement and the Notes, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding"; words importing either gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Credit Facility Agreement or the Notes, as applicable; references to agreements and other contractual instruments (including this Credit Facility Agreement and the Notes) shall be deemed to include all subsequent amendments, amendments and restatements, supplements, extensions, replacements and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Credit Facility Agreement or the Notes); references to any matter that is "approved" or requires "approval" of a party shall mean approval given in the sole and absolute discretion of such party unless otherwise specified.

         1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time in the United States of America consistently applied ("GAAP") and all financial statements submitted pursuant to this Agreement shall be prepared in accordance with, and all financial data submitted pursuant hereto shall be derived from financial statements prepared in accordance with, GAAP.

         1.4. Certain Matters Regarding Materiality. To the extent that any representation, warranty, covenant or other undertaking of the Borrower in this Credit Facility Agreement is qualified by reference to those which are not reasonably expected to result in a "Material Adverse Effect" or language of similar implication, no inference shall be drawn therefrom that any Agent or Lender has knowledge or approves of any noncompliance by the Borrower with any governmental rule.

         1.5. Forms of Documents. Except as otherwise expressly provided in this Credit Facility Agreement, references to documents or certificates "substantially in the form" of Exhibits to another document shall mean that such documents or certificates are duly completed in the form of the related Exhibits with substantive changes subject to the provisions of Section 18.5 of this Credit Facility Agreement.

         1.6. Headings. In this Agreement, section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation hereof.

SECTION 2. REPRESENTATIONS AND WARRANTIES
           ------------------------------

         2.1. In order to induce the Agents and the Lenders to enter into this Agreement and to make the Advances and to issue and/or participate in Letters of Credit as provided for herein, the Borrower hereby represents and warrants to the Agents and the Lenders (which representations and warranties shall survive the execution and delivery of this Agreement and the Notes and the making of the Advances and the issuance of Letters of Credit) that:

                  (a) Due Organization and Power. The Borrower and each of the Subsidiaries are duly formed and are validly existing in good standing under the laws of their respective jurisdictions of incorporation, have duly qualified and are authorized to do business as a foreign corporation in each jurisdiction wherein the nature of the business transacted thereby makes such qualification necessary, have full power to carry on their respective businesses as now being conducted and, in the case of the Borrower, to enter into and perform the Borrower's obligations under each of this Agreement and the Notes and have complied with all statutory, regulatory and other requirements relative to such businesses and such agreements the noncompliance with which could reasonably be expected to give rise to a Material Adverse Change;

                  (b) Authorization and Consents. All necessary corporate action has been taken to authorize, and all necessary consents and authorizations have been obtained and remain in full force and effect to permit, the Borrower to enter into and perform its obligations under each of this Agreement and the Notes and to permit the Borrower to borrow, service and repay the Advances and, as of the date of this Agreement, no further consents or authorizations are necessary for the service and repayment of the Advances or any part of any thereof;

                  (c) Binding Obligations. Each of this Agreement and the Notes constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights;

                  (d) No Violation. The execution and delivery of, and the performance of the provisions of, this Agreement and the Notes do not, and will not during the Credit Period, contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on the Borrower or its certificate of incorporation or by-laws;

                  (e) Litigation. Except as otherwise disclosed in the 2000 annual report of the Borrower or the 10Q report of the Borrower for the period ending September 30, 2001, no action, suit or proceeding is pending or overtly threatened against the Borrower or any of the Subsidiaries before any court, board of arbitration or administrative agency which could result in any Material Adverse Change;

                  (f) No Default. Except as otherwise disclosed in writing to the Administrative Agent on or prior to the date hereof, neither the Borrower nor any of the Subsidiaries are in default under any agreement by which any thereof is bound, nor are any thereof in default in respect of any financial commitment or obligation, where such default could result in any Material Adverse Change;

                  (g) Vessel Ownership, Classification, and Insurance. As of the date hereof:

                  (i) each of the Vessels is owned as listed on Schedule C, free and clear of all liens of record except as otherwise set forth on Schedule D and duly registered in the name of its owner under the flag as listed on Schedule C;

                  (ii) except as otherwise set forth on Schedule C, each of the Vessels is classed in the highest classification and rating for vessels of the same age and type with the American Bureau of Shipping, Lloyd's Register of Shipping, Det norske Veritas, Bureau Veritas, Germanischer Lloyd or other classification society acceptable to the Administrative Agent without any material outstanding recommendations; and

                  (iii) each of the Vessels is insured in accordance with standard industry practice, including, without limitation, coverage for hull and machinery, war risk and protection & indemnity (evidence of which shall include, without limitation, cover notes, certificates of entry or such other evidence as shall be reasonably satisfactory to the Administrative Agent);

                  (h) Citizenship. Each of the Vessel Owning/Operating Subsidiaries which owns a Vessel registered under the laws and flag of the United States of America is eligible to document a United States flag vessel within the meaning of 46 App. U.S.C.ss.12102(a) and, if any such Vessel is operating in the coastwise trade, within the meaning of Section 2 of the United States Shipping Act, 1916, as amended (46 App. U.S.C.ss. 802), the Vessel Owning/Operating Subsidiary owning or operating same is qualified to own and operate vessels in the coastwise trade;

                  (i) Financial Statements. Except as otherwise disclosed in writing to the Lenders on or prior to the date hereof, all financial statements, information and other data furnished by the Borrower to the Lenders are complete and correct, and such financial statements have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements. Since such date or dates there has been no Material Adverse Change and neither the Borrower nor any of the Subsidiaries have any contingent obligations, liabilities for taxes or other outstanding financial obligations which on a consolidated basis are material in the aggregate, except as disclosed in such statements, information and data;

                  (j) Tax Returns and Payments. The Borrower and each of the Subsidiaries have filed all tax returns required to be filed thereby and have paid all taxes payable thereby which have become due, other than those not yet delinquent or the non-payment of which would not give rise to a Material Adverse Change and except for those taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves have been set aside on the books thereof;

                  (k) Insurance. Each of the Borrower and the Subsidiaries have insured their respective properties, assets and businesses against such risks and in such amounts as are required by law and as are customary for comparable companies engaged in similar businesses;

                  (l) Solvency. On the date of the making of the initial Advance and both immediately before and immediately after giving effect to all the transactions contemplated by this Agreement and the other documents referred to herein to occur on the date of the making of the initial Advance and as of the date hereof, (i) the sum of the Borrower's property (on a consolidated basis), at a fair valuation, does and will exceed its liabilities (on a consolidated basis), including contingent liabilities, (ii) the present fair salable value of the Borrower's assets (on a consolidated basis) is not and shall not be less than the amount that will be required to pay the Borrower's probable liability on its then existing debts (on a consolidated basis), including contingent liability, as they mature, (iii) the Borrower (on a consolidated basis) does not and will not have unreasonably small capital with which to continue its business, and (iv) the Borrower (on a consolidated basis) has not incurred, does not intend to incur and does not believe it will incur debts beyond its ability to pay such debts as they mature;

                  (m) Environmental Matters. Except as heretofore disclosed in writing to the Lenders (i) the Borrower and each of the Subsidiaries are now and will continue to be, to the extent required, in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern"), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws") (except, as to all of the above, where the failure to do so would not be reasonably likely to result in a Material Adverse Change); (ii) the Borrower and each of the Subsidiaries now have and will continue to have, to the extent required, all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws ("Environmental Approvals") and are now and will continue to be, to the extent required, in compliance with all Environmental Approvals required to operate their respective businesses as then being conducted (except where the failure to comply with, obtain or renew such permits, licenses, rulings, variances, exemptions, clearances, consents or other authorizations would not be reasonably likely to result in a Material Adverse Change); and (iii) neither the Borrower nor any of the Subsidiaries have received any notice of any claim, action, cause of action, investigation or demand by any Person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability which would reasonably be likely to result in a Material Adverse Change, or a requirement to incur, any investigatory costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources, property and/or personal injury damages, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by the Borrower or any of the Subsidiaries, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Borrower or any of the Subsidiaries in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)), if such costs, damages, fees, expenses, fines and/or penalties on a consolidated basis are material in the aggregate;

                  (n) Liens. Other than as disclosed on Schedule D, there are no Liens in respect of Secured Debt on any property owned by the Borrower or any Subsidiary of the Borrower;

                  (o) ERISA. The execution and delivery of this Credit Facility Agreement and the consummation of the transactions hereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code and no condition exists or event or transaction has occurred in connection with any Plan resulting from the failure to comply with ERISA which is reasonably likely to result in the Borrower or any Subsidiary or any ERISA Affiliate incurring any liability, fine or penalty which individually or in the aggregate would have a material adverse effect. Prior to the date hereof, the Borrower has delivered to the Administrative Agent a list of all the employee benefit plans to which the Borrower or any Subsidiary or any ERISA Affiliate is a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code); and

                  (p) Foreign Trade Control Regulations. None of the transactions contemplated herein will violate any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 515, as amended), any of the provisions of the Libyan Sanctions Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 550, as amended), any of the provisions of the Iranian Transactions Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 560, as amended), any of the provisions of the Iraqi Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 575, as amended), any of the provisions of the Federal Republic of Yugoslavia (Serbia and Montenegro) Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 585 as amended) or any of the provisions of the Regulations of the United States of America Governing Transactions in Foreign Shipping of Merchandise (Title 31, Code of Federal Regulations, Chapter V, Part 505, as amended).

SECTION 3. ADVANCES OF THE FACILITY/LETTERS OF CREDIT
           ------------------------------------------

         3.1. Advances. Each of the Lenders, relying upon each of the representations and warranties set out in Section 2, hereby agrees with the Borrower that, subject to the terms of this Agreement, it will on the Drawdown Dates make its portion of each Advance (pro rata in proportion to its

Commitment) in Dollars or a Foreign Currency, as requested by the Borrower, available through the Administrative Agent to the Borrower in an aggregate amount not to exceed at any one time outstanding the then available Committed Amount, provided, however, that no further Advances shall be made one month prior to the Termination Date. The Initial Advance shall be in an amount (in an integral multiple of One Million Dollars ($1,000,000)) equal to or exceeding Five Million Dollars ($5,000,000) and each subsequent Dollar Advance shall be in an amount (in an integral multiple of One Million Dollars ($1,000,000)) equal to or exceeding One Million Dollars ($1,000,000). Each Foreign Currency Advance shall be in an amount (in an integral multiple of one hundred (100) units of account of the relevant currency) equal to or exceeding the then Dollar Equivalent of One Million Dollars (US$1,000,000). Each Advance may only be denominated in a single currency. Each Advance shall be repaid in full, as more fully set forth hereinafter, not later than the Termination Date. Not more than fifteen (15) Advances may be made in each consecutive twelve (12) month period. Within the limits of this Section 3.1 and upon the conditions herein provided, the Borrower may from time to time borrow pursuant to this Section 3.1, repay Advances pursuant to Section 5 and reborrow pursuant to this Section 3.1. The obligation of each Lender to advance its respective portion of any Advance shall be several and not joint with the other Lenders. With respect to each Advance, no Lender shall be obliged to advance to the Borrower (a) with respect to each Advance, an amount in excess of such Lender's pro rata share of such Advance and, (b) in the aggregate Credit Facility Balance outstanding at any time, an amount in excess of its Commitment.

         3.2. Use of Proceeds. The proceeds of the Advances shall be utilized for general corporate purposes of the Borrower.

         3.3. Drawdown Notice. The Borrower shall not less than three (3) Banking Days before each Drawdown Date (other than a Drawdown Date occurring by reason of a drawing under any Letter of Credit) serve a notice (a "Drawdown Notice") on the Administrative Agent (which shall promptly furnish a copy to each Lender), substantially in the form set out in Exhibit 3, which notice shall
(a) be in writing addressed to the Administrative Agent, (b) be effective on receipt by the Administrative Agent, provided it is received before 11 a.m. New York time (otherwise it shall be deemed to have been received on the next Banking Day), (c) specify the currency, amount and purpose of the Advance to be drawn, (d) specify the Banking Day on which the Advance is to be drawn and the initial Interest Period, (e) specify the disbursement instructions and (f) be irrevocable.

         3.4. Drawdown Notice a Warranty. Each Drawdown Notice shall be deemed to constitute a warranty by the Borrower (a) that the representations and warranties stated in Section 2 (updated mutatis mutandis) are true and correct on the date of such Drawdown Notice and will be true and correct on the Drawdown Date as if made on such date, (b) that after giving effect to the borrowing made pursuant to such Drawdown Notice, the Credit Facility Balance shall not exceed the Committed Amount then available hereunder pursuant to Section 3.1 and (c) that no Event of Default nor any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing.

         3.5. Notation of Advance on Note. Each Advance, or pro rata portion thereof, made by a Lender to the Borrower may be evidenced by a notation of the same made by such Lender on the grid attached to such Lender's Note, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Advance.

         3.6. Foreign Currency Advances. The Dollar Equivalent (calculated at the applicable Exchange Rate from time to time prevailing) of the aggregate principal amount of Foreign Currency Advances at any time outstanding under the Credit Facility (together with the Dollar Equivalent of the aggregate Stated Amount of Letters of Credit then outstanding and denominated in currencies other than Dollars) shall not exceed fifty percent (50%) of the then available Committed Amount. To the extent provisions of this Agreement require the calculation of amounts advanced or available under the Credit Facility in Dollars, any such amounts (if denominated in a currency other than Dollars) which are subject to such calculation shall, for purposes of such calculations, be notionally converted to Dollars at the relevant Exchange Rate then prevailing. The calculation of such currency conversion shall be certified by the Administrative Agent or the Letter of Credit Issuer, as the case may be, which certification, absent any manifest error, shall be conclusive and binding on the Borrower and the Lenders. If exchange rate fluctuations (a) cause the Credit Facility Balance to exceed the Committed Amount at any time or (b) cause the Foreign Currency Advances (together with the Dollar Equivalent of the aggregate Stated Amount of Letters of Credit then outstanding and denominated in currencies other than Dollars) to exceed fifty percent (50%) of the then available Committed Amount at any time, then the Borrower shall, within seven
(7) days of written demand of the Administrative Agent, repay Advances in an amount equal to the excess of the Credit Facility Balance over the Committed Amount or repay Foreign Currency Advances (together with the Dollar Equivalent of the aggregate Stated Amount of Letters of Credit then outstanding and denominated in currencies other than Dollars) in an amount sufficient to reduce Foreign Currency Advances to not more than fifty percent (50%) of the then available Committed Amount, as the case may be.

         3.7. Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that a Letter of Credit Issuer at any time and from time to time prior to the Banking Day immediately preceding the Termination Date issue, for the account of the Borrower and in support of L/C Supportable Obligations, and subject to and upon the terms and conditions herein set forth, such Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit denominated in Dollars (or in such other currency as the Borrower and the Letter of Credit Issuer may agree) and in such form as may be approved by the Letter of Credit Issuer (singly, a "Letter of Credit" and collectively, the "Letters of Credit"). Schedule F contains a description of all letters of credit issued for the account of the Borrower pursuant to the Existing Credit Agreement which will remain outstanding on the date hereof. Each such letter of credit, including any extension thereof (each an "Existing Letter of Credit"), shall constitute a "Letter of Credit", for all purposes of this Agreement and shall be deemed issued for the purposes of Sections 3.10 and 14.2 on the date hereof.

                  (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued, the Stated Amount of which, (x) when added to the Letter of Credit Outstandings at such time, would exceed fifty percent (50%) of the

Committed Amount at such time or (y) when added to the Letter of Credit Outstandings at such time plus the aggregate principal amount of all Advances made by Lenders then outstanding would exceed the Committed Amount at such time; and (ii) each Letter of Credit shall have an expiry date occurring not later than the earlier of (x) the date which occurs thirty (30) months after the date of issuance thereof and (y) the Banking Day immediately preceding the Termination Date; provided that the Borrower may request, and the Letter of Credit Issuer, the Administrative Agent and the Lenders may consent, in their respective absolute discretion, to extend the expiry dates of certain Letters of Credit beyond the Termination Date (singly, an "Extended Letter of Credit" and collectively, the "Extended Letters of Credit"). Should one or more Lenders not consent to the requested extension, the Borrower may request and the Letter of Credit Issuer, the Administrative Agent and the remaining Lenders may agree to provide such Extended Letter of Credit. For purposes of determining compliance with limitations set forth in this Agreement, the Dollar Equivalent of the Stated Amount of any Letter Credit denominated in a currency other than Dollars shall be converted at the Issuer's Exchange Rate in effect at the time of determination.

         3.8. Request for Issuance of Letter of Credit. (a) Whenever the Borrower wishes that a Letter of Credit be issued, the Borrower shall give the applicable Letter of Credit Issuer written notice (a "Letter of Credit Request"), copied to the Administrative Agent, substantially in the form of
Exhibit 4 prior to 11:00 a.m., New York time, at least three (3) Banking Days prior to the proposed date of issuance (which shall be a Banking Day), which Letter of Credit Request shall include any documents that the Letter of Credit Issuer may reasonably require in connection therewith. The Letter of Credit Request shall be irrevocable. The Letter of Credit Issuer shall promptly notify each Lender of each Letter of Credit Request.

                  (b) The Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give each Lender and the Borrower written notice of the issuance of such Letter of Credit.

         3.9. Letter of Credit Payments Deemed Advances. (a) The Borrower hereby agrees that any payment or disbursement made by a Letter of Credit Issuer under any Letter of Credit shall be deemed an Advance in Dollars (amounts paid or disbursed in currencies other than Dollars or Foreign Currencies shall be converted to Dollars at the Exchange Rate as of the date of payment or disbursement) or the Foreign Currency in which such Letter of Credit was denominated under this Agreement and shall bear interest for each day from the date of such payment or disbursement at the Base Rate as in effect on each day until the date falling three (3) Banking Days after receipt by the Administrative Agent of an Interest Notice with respect to such Advance and shall thereafter bear interest at the Applicable Rate. The Letter of Credit Issuer shall give prompt notice to the Borrower and the Lenders of each payment or disbursement and the amount thereof in, as applicable, (x) Dollars, (y) the relevant Foreign Currency or (z), if such payment or disbursement was in a currency other than Dollars or a Foreign Currency, the Dollar Equivalent of such payment or disbursement (together with the sum thereof in the relevant foreign currency and the applicable Exchange Rate) under a Letter of Credit.

                        (b) (i) The Letter of Credit Issuer shall not concern itself with the regularity or propriety of any demand made under any Letter of Credit beyond the face thereof, provided that such demand strictly complies with the terms of such Letter of Credit and (subject to the above proviso) it shall not be a defense to a claim of the Letter of Credit Issuer that the Letter of Credit Issuer could have resisted the payment in respect of which such claim is made.

                        (ii) The Borrower's obligation to repay any Advance deemed made under this Section 3.9 (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Letter of Credit Issuer or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (other than the failure of the Letter of Credit Issuer to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit) or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

         3.10. Letter of Credit Participation. (a) Immediately upon the issuance by a Letter of Credit Issuer of such Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender, and each Lender (each a "Letter of Credit Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligation of the Borrower under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the Letter of Credit Participants as provided in Section 14.2) and any security therefor or guaranty pertaining thereto; provided, however, that for purposes of an Extended Letter of Credit, a Lender that did not consent to an Extended Letter of Credit shall not be deemed to be a Letter of Credit Participant in such Extended Letter of Credit.

                  (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the respective Letter of Credit Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability to the respective Letter of Credit Participants.

                  (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued thereby, upon receipt of notice thereof as provided in Section 3.9(a), each Letter of Credit Participant shall promptly and unconditionally pay to the Letter of Credit Issuer, the amount of such Letter of Credit Participant's Percentage of such payment in Dollars (or if the Letter of Credit was (x), issued in a Foreign Currency, the currency of issuance or (y) issued in a currency other than Dollars or the Foreign Currencies, in Dollars, based upon the Dollar Equivalent of the deemed advance as calculated pursuant to Section 3.9(a)) and in same day funds; provided, however, that no Letter of Credit Participant shall be obligated to pay to the Letter of Credit Issuer its percentage of such payment for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Letter of Credit Issuer so notifies any Letter of Credit Participant required to fund a Drawing under a Letter of Credit prior to 11:00 a.m., New York time, on any Banking Day, such Letter of Credit Participant shall make available to the Letter of Credit Issuer such Letter of Credit Participant's Percentage of the amount of such payment on such Banking Day in same day funds. If and to the extent such Letter of Credit Participant shall not have so made its percentage of the amount of such drawing available to the Letter of Credit Issuer, such Letter of Credit Participant agrees to pay to the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Letter of Credit Issuer at the overnight Federal Funds Effective Rate. The failure of any Letter of Credit Participant to make available to the Letter of Credit Issuer its percentage of any drawing under any Letter of Credit shall not relieve any other Letter of Credit Participant of its obligation hereunder to make available to the Letter of Credit Issuer its percentage of any payment under any Letter of Credit on the date required, as specified above, but no Letter of Credit Participant shall be responsible for the failure of any other Letter of Credit Participant to make available to the Letter of Credit Issuer such other Letter of Credit Participant's Percentage of any such payment.

                  (d) The obligation of the respective Letter of Credit Participants to make payments to the applicable Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (provided that no Letter of Credit Participant shall be required to make payments resulting from the Letter of Credit Issuer's gross negligence or willful misconduct) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement.

                  (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), any Agent or Lender or other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; or

                  (iv) the occurrence of any Event of Default.

SECTION 4. CONDITIONS
           ----------

         4.1. Conditions Precedent to Drawdown of the Initial Advance under the Credit Facility. The obligation of the Lenders to make the initial Advance available to the Borrower under this Agreement shall be expressly subject to the following conditions precedent:

                  (a) the Administrative Agent shall have received the following documents in form and substance satisfactory to the Administrative Agent and its legal advisers:

                  (i) copies, certified as true and complete by an officer of the Borrower of the resolutions of its board of directors evidencing approval of this transaction and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute this Agreement and the Notes and any other documents required in connection herewith on its behalf;

                  (ii) copies, certified as true and complete by an officer of the Borrower or other applicable party, of all documents evidencing any other necessary actions (including actions by such parties thereto other than the Borrower as may be required by the Lenders), approvals or consents with respect to this Agreement and the Notes and the transactions contemplated hereby and thereby;

                  (iii) copies, certified as true and complete by an officer of the Borrower of its certificate of incorporation and by-laws;

                  (iv) certificate of the Secretary or Assistant Secretary of the Borrower certifying as to (x) the incumbency of the signatories of the Borrower, (y) the present directors of the Borrower and (z) the authorized, issued and outstanding capital stock of each of the Vessel Owning/Operating Subsidiaries legally and beneficially owned by the Borrower; and

                  (v) good standing certificate of the Borrower;

                  (b) the Borrower shall have duly executed and delivered:

                  (i) this Agreement,

                  (ii) the Notes, and

                  (iii) the fee letter referred to in Section 14.4;

                  (c) the Operating Accounts referred to in Section 8.1 shall have been duly established with the Administrative Agent;

                  (d) the Administrative Agent shall have received a certificate of the chief financial officer of the Borrower confirming the representations and warranties set forth in Section 2.1(l) and containing conclusions as to the solvency of the Borrower (on a consolidated basis);

                  (e) the Agents and the Lenders shall have received payment in full of all fees and expenses due to them on the date hereof including, without limitation, all fees and expenses due under Section 14;

                  (f) the Administrative Agent shall be satisfied that neither the Borrower nor any of the Subsidiaries is subject to any Environmental Claim which could give rise to a Material Adverse Change;

                  (g) the Administrative Agent shall have received true and complete copies of (i) the 10K report of the Borrower for the year ending December 31, 2000 filed with the United States Securities and Exchange Commission and (ii) all 10Q and 8K reports filed by the Borrower with the United States Securities and Exchange Commission since December 31, 2000;

                  (h) no Material Adverse Change having occurred since September 30, 2001;

                  (i) the Administrative Agent having received such evidence as it may require that the Borrower and each of the Subsidiaries have insured their respective properties and other assets with underwriters and agents acceptable to the Administrative Agent in the manner required under Section 2.1(k);

                  (j) the Administrative Agent shall have received opinions from Seward & Kissel LLP, counsel to the Lenders and the Agents, Alice Gran, Esq., in-house counsel to the Borrower and Weil, Gotshal & Manges, special counsel to the Borrower, in such form as the Administrative Agent may agree, as well as such other legal opinions as the Lenders shall have required as to all or any matters under the laws of the United States of America, the State of New York and the State of Delaware covering the representations and conditions which are the subjects of Sections 2 and 4 or in such other form as the Administrative Agent may agree; and

                  (k) the Administrative Agent shall have received evidence of the termination, cancellation and prepayment of all amounts outstanding under the Existing Credit Facility.

         4.2. Further Conditions Precedent. The obligation of the Lenders to make any Advance (other than an Advance which occurs by reason of a drawing under any Letter of Credit) available to the Borrower shall be expressly and separately from the foregoing conditional upon, on the relevant Drawdown Date:

                  (a) the Administrative Agent having received a Drawdown Notice in accordance with the terms of Section 3.3;

                  (b) the representations stated in Section 2 (updated mutatis mutandis) being true and correct as if made on that date;

                  (c) no Event of Default having occurred and being continuing and no event having occurred and being continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default; and

                  (d) the Administrative Agent being satisfied that no Event of Default will arise following the drawdown of the Advance in question by reason of the drawdown of the Advance and that no event or state of affairs exists which constitutes, in the reasonable opinion of the Administrative Agent, a material risk that it will be unlawful or impossible for the Borrower to make any payment or perform any material obligation as required under the terms of this Agreement and the Notes.

         4.3. Break Funding Costs. In the event that, on any date specified for the making of an Advance in any Drawdown Notice, the Lenders shall not be obliged under this Agreement to make such Advance available under this Agreement, the Borrower shall indemnify and hold the Lenders or any of them, fully harmless against any losses which they may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement in respect thereof and the certificate of such Lender, absent manifest error, shall be conclusive and binding on the Borrower as to the extent of any such losses.

         4.4. Satisfaction after Drawdown. Without prejudice to any of the other terms and conditions of this Agreement, in the event the Lenders, in their sole discretion, make an Advance prior to the satisfaction of all or any of the conditions referred to elsewhere in Sections 4.1 and 4.2, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within fourteen (14) days after the relevant Drawdown Date (or such longer period as the Lenders, in their sole discretion, may agree).

SECTION 5. REPAYMENT, PREPAYMENT AND REDUCTION
           -----------------------------------

         5.1. Repayment. The Borrower shall repay all outstanding Advances (subject to reductions and prepayments as hereinafter set forth) on the Termination Date and shall also repay outstanding Advances, to the extent required to comply with (a) Section 3.6, (b) a reduction of the Credit Facility pursuant to Section 5.3 or (c) as may be otherwise provided in this Agreement. Each Advance (together with interest accrued thereon and any costs or other sums associated therewith payable by the Borrower hereunder) shall be repaid in the currency in which such Advance was drawn down or, in the case of such costs or sums, the currency in which such cost or sum was incurred or booked by the Agent and the Lenders.

         5.2. Prepayment. The Borrower may prepay, upon three (3) days' written notice, any outstanding Advance or any portion thereof, without penalty, provided that such prepayment is made on the last day of the Interest Period covering such Advance. Each prepayment shall be (a) in a minimum amount of: (x) if made in Dollars, One Million Dollars ($1,000,000) or (y) if made in a Foreign Currency, the then Dollar Equivalent (rounded upward to the nearest multiple of one hundred (100) units of account of the relevant currency) of One Million Dollars ($1,000,000), (b) in an amount equal to an integral multiple of such minimum amount or (c) in the full amount of the Advance. On the date of prepayment all accrued interest to the date of such prepayment shall be paid in full with respect to Advances or portion thereof being prepaid, together with any and all actual costs or expenses incurred by any Agent or Lender in connection with any breaking of funding ( as certified by the relevant Lenders, which certification, absent any manifest error, shall be conclusive and binding on the Borrower).

         5.3. Permanent Reduction of the Committed Amount of the Credit Facility. (i) The Borrower shall have the right, at any time and from time to time, to request, without penalty, a permanent partial or whole reduction of the Committed Amount, provided that (a) the Administrative Agent receives three (3) Banking Days' prior written notice of such request and (b) if the then outstanding Credit Facility Balance exceeds the Committed Amount as so reduced, such requested reduction occurs on the last day of the applicable Interest Period(s) for Advances (or portions thereof) outstanding under this Agreement at least equal to the excess of the Credit Facility Balance over the reduced Committed Amount. Each such partial permanent reduction shall be equal to or shall exceed One Million Dollars ($1,000,000) and shall be an integral multiple of One Million Dollars ($1,000,000).

         5.4. Reduction of Commitment. Simultaneously with each reduction of the Committed Amount (whether pursuant to Section 5.3 or otherwise), each Lender's Commitment in respect of the Credit Facility shall be reduced pro rata in proportion to their respective interests in the Credit Facility.

SECTION 6. INTEREST AND RATE
           -----------------

         6.1. Applicable Rate. Except as otherwise provided in Section 3.9, each Advance shall bear interest at a rate per annum (the "Applicable Rate") equal to the aggregate of (a) LIBOR for the applicable Interest Period, plus (b) the then applicable margin (the "Applicable Margin") determined in accordance with
Section 6.2 plus (c) any applicable margin or eurocurrency liability reserve requirement imposed on any Lender as a result of the operation of Regulation D (Title 12, Code of Federal Regulations, Chapter II, Part 204), or any successor thereto, or similar reserve requirement imposed upon a Lender by the jurisdiction of incorporation of such Lender or the domicile of its Lending Office, as in effect from time to time constituting a sum payable by the Borrower under Section 12.2. Upon the occurrence of an Event of Default or an event or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default, the Credit Facility Balance or any other amount payable hereunder or under the Notes shall bear interest thereafter at a rate (the "Default Rate") of two hundred basis points (200 bp) over the Applicable Rate then in effect.

         6.2. The Applicable Margin. The Applicable Margin, as determined from time to time by the Administrative Agent as provided herein, shall vary based upon (a) the Borrower's credit rating as determined by S&P and Moody's, or (b) if the Borrower is no longer rated, the ratio of the Borrower's consolidated Funded Debt to the consolidated EBITDA for the Borrower, as follows:

----------------------------------------------- --------------------------------------------- -------------------------------------
              Applicable Margin                                Credit Rating                              Funded Debt/EBITDA
----------------------------------------------- --------------------------------------------- -------------------------------------
                    65 bp                                          A-/A3                              Less than or equal to 0.75
----------------------------------------------- --------------------------------------------- -------------------------------------
                    75 bp                                        BBB+/Baa1                               Greater than 0.75, but
                                                                                                      less than or equal to 1.50
----------------------------------------------- --------------------------------------------- -------------------------------------
                    85 bp                                         BBB/Baa2                              Greater than 1.50, but
                                                                                                      less than or equal to 2.25
----------------------------------------------- --------------------------------------------- -------------------------------------
                    100 bp                                       BBB-/Baa3                              Greater than 2.25, but
                                                                                                       less than or equal to 3.0
----------------------------------------------- --------------------------------------------- -------------------------------------
                    125 bp                                        BB+/Ba1                                Greater than 3.0, but
                                                                                                       less than or equal to 4.0
----------------------------------------------- --------------------------------------------- -------------------------------------
                    150 bp                                   Less than BB+/Ba1                             Greater than 4.0
----------------------------------------------- --------------------------------------------- -------------------------------------

For purposes of determining the Applicable Margin, in the case of a split rating in the respective credit ratings of the Borrower by Moody's and S&P the higher of the two ratings shall apply. In the event of a split rating of more than one level, the rating which is one level above the lower rating shall apply. The Applicable Margin shall be determined by the Administrative Agent quarterly (based upon the latest 10Q or 10K report and Compliance Certificate delivered by the Borrower to the Administrative Agent from time to time pursuant to this Agreement). The newly determined Applicable Margin shall be effective on the last day of the month following the month during which such report and certificate were delivered to the Administrative Agent.

         6.3. LIBOR; Interest Periods. With respect to each Advance, the Borrower may select Interest Periods of one (1), two (2), three (3), six (6), nine (9) or twelve (12) months (or such longer period as the Lenders may, in their sole discretion, agree), provided however, that in no event may the Borrower select an Interest Period of one (1) month more than six (6) times in any calendar year. The Borrower shall give an Interest Notice to the Administrative Agent (which shall promptly forward same to the Lenders) at least three (3) Banking Days prior to the end of any then existing Interest Period, which Interest Notice shall set forth the Interest Period selected. If at the end of any then existing Interest Period, the Borrower fails to give an Interest Notice as provided herein, the following Interest Period shall have a duration of three (3) months. LIBOR and the Applicable Rate shall be determined by the Administrative Agent two (2) Banking Days prior to the first day of the relevant Interest Period and shall be promptly notified in writing to the Borrower. The Borrower's right to select an Interest Period shall be further subject to the restriction that no selection of an Interest Period shall be effective unless the Lenders are satisfied that the necessary funds will be available to the Lenders for such period and the Administrative Agent is satisfied that no Event of Default or event which with notice or the passage of time, or both, would constitute an Event of Default shall have occurred. No Interest Period may extend beyond the Termination Date.

         6.4. Interest Payments. Interest on each Advance or portion thereof, shall be payable quarterly in arrears and on the last day of each Interest Period.

         6.5. Interest Due Only on Banking Day. If interest would, under Section 6.4, be payable on a day which is not a Banking Day, it shall then be payable on the next following Banking Day, unless such next following Banking Day falls in the following month in which case it shall be payable on the Banking Day immediately preceding the day on which such interest would otherwise be payable.

         6.6. Calculation of Interest. All interest shall accrue from day to day and be calculated on the actual number of days elapsed and on the basis of a three hundred sixty (360) day year.

SECTION 7. PAYMENTS
           --------

         7.1. Place of Payments, No Set Off. All payments to be made hereunder by the Borrower shall be made on the due dates of such payments to the Administrative Agent at its office located at 200 Park Avenue, New York, New York or to such other branch of the Administrative Agent as the Administrative Agent may direct, without set-off or counterclaim and free from, clear of and without deduction for, any Taxes, provided, however, that if the Borrower shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Agents and the Lenders hereunder, then, subject to Section 7.2, the Borrower shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrower shall promptly send to the Administrative Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Agents and the Lenders or any thereof.

         7.2. Proof of no Withholding. Each Lender and any transferee, assignee or participation holder (a "Transferee") that is not incorporated under the laws of the United States of America or a State thereof agrees that, on the initial Drawdown Date and prior to the first date on which any payment is due to such Lender or Transferee hereunder, the Lender or Transferee shall deliver to the Borrower a duly completed United States Internal Revenue Service Form W-8 BEN or Form W-8 ECI (or applicable successor form) indicating that such Lender is exempt from United States withholding tax. Each Lender or Transferee that is incorporated under the laws of the United States or a State thereof shall, on the initial Drawdown Date and prior to the first date on which any payment is due to such Lender or Transferee hereunder, deliver to the Borrower a United States Internal Revenue Service Form W-9 (or applicable successor form). A Lender or Transferee subject to the provisions of this Section 7.2 further undertakes to deliver to the Borrower another copy of any of the foregoing forms on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered thereby to the Borrower, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender or Transferee from duly completing and delivering any such form with respect to it, and such Lender or Transferee has advised the Borrower that it is no longer exempt from United States withholding tax or exempt from United States backup withholding tax, as the case may be. The Borrower shall not be required to pay any additional amounts described in Section 7.1 hereof to the extent that the underlying Taxes arise as a result of (i) a Lender's or a Transferee's failure to provide any applicable IRS form referred to in this Section 7.2 within sixty (60) days after the Borrower has made a written request for such form, or (ii) the IRS determining upon audit of the Borrower that such IRS form submitted by the Lender or a Transferee is incorrect or invalid.

         7.3. Federal Income Tax Credits. In connection with the foregoing, each Lender may consult with its legal advisers, all fees and expenses of which shall be for the account of the Borrower. If a Lender obtains the benefit of a credit against its liability for federal income taxes imposed by the United States of America for all or part of the Taxes as to which the Borrower has paid additional amounts as aforesaid then such Lender shall reimburse the Borrower for the amount of the credit so obtained.

SECTION 8. ACCOUNTS
           --------

         8.1. The Operating Accounts. Except as otherwise agreed by the Administrative Agent, the Borrower and the Vessel Owning/Operating Subsidiaries shall maintain with the Administrative Agent at the office of the Administrative Agent located at 200 Park Avenue, New York, New York or at other branches of the Administrative Agent the principal operating accounts of the Borrower and the Vessel Owning/Operating Subsidiaries if the Administrative Agent has full commercial banking capability as of the date of this Agreement in the geographic areas in which the Borrower or any of the Vessel Owning/Operating Subsidiaries operate. The Lenders expressly acknowledge that such operating accounts are not pledged or otherwise hypothecated to the Lenders in connection with the Credit Facility. The Lenders further acknowledge that any moneys deposited in such accounts may be utilized for any business purpose whatsoever consistent with the terms of this Agreement. Amounts accumulated in each Operating Account shall bear interest for the account of the party maintaining such account in accordance with the Administrative Agent's normal practice.

SECTION 9. EVENTS OF DEFAULT
           -----------------

         9.1. In the event that any of the following events shall occur and be continuing:

                  (a) Principal and Interest Payments. Any payment of principal due on the Termination Date or otherwise due hereunder or under the Notes or under any of them or any Interest on any of the Advances, is not paid on the due date; or

                  (b) Other Payments. Any amount (other than principal and interest) becoming payable under this Agreement or under the Notes or under any of them, is not paid on the due date or date of demand (as the case may be), and such default continues unremedied for a period of three (3) Banking Days; or

                  (c) Representations, etc. Any representation, warranty or other statement made by the Borrower in this Agreement or in any other instrument, document or other agreement delivered in connection herewith or therewith proves to have been untrue or misleading in any material respect as at the date as of which made or affirmed; or

                  (d) Impossibility, Illegality. It becomes impossible or unlawful for the Borrower to fulfill any of the covenants and obligations contained herein or in the Notes or for any of the Lenders to exercise any of the rights vested in them hereunder or under the Notes and such impossibility or illegality in the reasonable opinion of the Majority Lenders will give rise to a Material Adverse Change; or

                  (e) Citizenship. The Borrower or any of the Subsidiaries owning Vessels registered under the laws and flag of the United States of America breaches Section 10.1(a)(vi) and, provided such default does not render any such Vessel liable to forfeiture, such default is not cured within thirty
(30) days of its occurrence; or

                  (f) Covenants. (I) The Borrower defaults in the performance of Sections 10.1 (a)(iii), (v) or (xxi) or Sections 10.1(b)(i), (iii), (iv), (v),
(vi), (xi) or (xii) or (II) the Borrower defaults in the performance of Sections 10.1(a)(xv), (xvi), (xvii) or (xviii) and such default is not cured within twenty (20) days; or

                  (g) Other Covenants. The Borrower defaults in the performance of any other term, covenant or agreement contained in this Agreement, in the Notes or in any other instrument, document or other agreement delivered in connection herewith or therewith, or there occurs any other event which constitutes a default under this Agreement or under the Notes, in each case other than an Event of Default referred to elsewhere in this Section 9.1 and such default continues unremedied for a period of thirty (30) days following notice thereof by the Administrative Agent; or

                  (h) Indebtedness. The Borrower or any of the Subsidiaries shall (a) default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Funded Debt in excess of Ten Million Dollars ($10,000,000), (b) default in the observance or performance of any agreement or condition relating to any such Funded Debt or any other event shall occur or condition exist, the effect of which default or other event or condition would entitle the holder or holders of such Funded Debt to declare any such Funded Debt to become due prior to its stated maturity or (c) default in the observance or performance of any agreement or condition relating to Indebtedness (other than Funded Debt) exceeding, in the aggregate, Ten Million Dollars ($10,000,000) and in connection with such default or in connection with any non-payment default in respect of such Indebtedness referred to in this sub-clause (c), any party becomes entitled to (x) enforce the security for any such Indebtedness and such party shall take steps to enforce the same, or (y) any party becomes entitled to accelerate and accelerates such Indebtedness, unless such default, acceleration or enforcement is being contested in good faith and by appropriate proceedings or other acts and the Borrower and/or such Subsidiary or Subsidiaries, as the case may be, shall set aside on its books adequate reserves with respect thereto; or

                  (i) Bankruptcy. The Borrower or any of the Subsidiaries commences any proceedings relating to any portion of its property under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction (other than with respect to a corporate re-organization unrelated to a company's insolvency), whether now or hereafter in effect ("Proceeding"), or there is commenced against any thereof any Proceeding which Proceeding remains undismissed or unstayed for a period of thirty (30) days; or any receiver, trustee, liquidator or sequestrator of, or for, any thereof or any substantial portion of the property of any thereof is appointed and is not discharged within a period of thirty (30) days; or any thereof by any act indicates consent to or approval of or acquiescence in any Proceeding or to the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or any substantial portion of its property; or

                  (j) Judgments. Any judgment or order is made the effect whereof would be to render ineffective or invalid this Agreement, the Notes or any thereof; or

                  (k) Inability to Pay Debts. The Borrower or any of the Subsidiaries is unable to pay or admits its inability to pay its debts as they fall due or if a moratorium shall be declared in respect of any Funded Debt of the Borrower or any of the Subsidiaries; or

                  (l) Change of Control of the Borrower. The Borrower shall have suffered a Change of Control;

then the Lenders' obligation to make the Credit Facility available shall cease and the Administrative Agent, on behalf of the Lenders, may (with the consent of the Majority Lenders) and shall (upon the Majority Lenders' instruction) by notice to the Borrower, (i) declare the entire balance of the then outstanding Advances, accrued interest and any other sums payable by the Borrower hereunder and under the Notes due and payable whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived (provided that upon the happening of an event specified in subsections (i) or (k) of this Section 9.1, the Notes shall be immediately due and payable without declaration or other notice to the Borrower), (ii) terminate any Letter of Credit which may be terminated in accordance with its terms and (iii) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of an Event of Default specified in subsection (i) or (k) of this Section 9.1, it will pay) to the Administrative Agent at the office set forth in Section 7.1 such additional amounts, to be held as security in respect of Letters of Credit then outstanding (if any), equal to the aggregate of the then Letter of Credit Outstandings, such amounts to be repaid to the Borrower to the extent not utilized to cover Letter of Credit drawings. In such event, the Administrative Agent and the Lenders may proceed to protect and enforce their rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement or in the Notes or in aid of the exercise of any power granted herein or therein, or the Administrative Agent and the Lenders may proceed to enforce the payment of the Notes when due or to enforce any other legal or equitable right of the Lenders, or proceed to take any action authorized or permitted by applicable laws for the collection of all sums due, or so declared due, on the Notes, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrower hereunder and/or under the Notes (whether or not then due) all moneys and other amounts of the Borrower , then or thereafter in possession of the Lenders, the balance of any deposit account (demand or time, matured or unmatured) of the Borrower then or thereafter with the Lenders and every other claim of the Borrower then or thereafter against the Lenders.

         9.2. Indemnification. The Borrower agrees to, and shall, indemnify and hold each of the Agents and the Lenders harmless against any loss or reasonable costs or expenses (including legal fees and expenses) which any of the Agents and the Lenders sustains or incurs as a consequence of any default in payment of the principal amount of any Advance or interest accrued thereon or any other amount payable hereunder or under the Notes including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Credit Facility or any part thereof and any costs incurred by any of the Agents and the Lenders in connection with the unwinding of any interest rate swap or other hedging arrangements. The Borrower also agrees to reimburse and indemnify the Letter of Credit Issuer for and against any and all losses, costs or expenses of whatever nature which may be incurred by the Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; provided that the Borrower shall not be liable for the portion of such losses, costs or expenses resulting from the Letter of Credit Issuer's gross negligence or willful misconduct. To the extent the Letter of Credit Issuer is not so indemnified by the Borrower, the Letter of Credit Participants will reimburse and indemnify the Letter of Credit Issuer in proportion to its Letter of Credit Participant Percentage. An Agent or Lender `s certification of such loss, costs and expenses absent any manifest error, shall be conclusive and binding on the Borrower.

         9.3. Application of Moneys. All moneys received by any of the Lenders under or pursuant to this Agreement or the Notes after the happening of any Event of Default shall be applied by the Administrative Agent in the following manner:

                  (i) first, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Agents and the Lenders in connection with the ascertainment, protection or enforcement of the Agents and the Lenders' rights and remedies hereunder and under the Notes,

                  (ii) secondly, in or towards payment of any interest owing in respect of the Advances,

                  (iii) thirdly, in or towards repayment of the Advances,

                  (iv) fourthly, as security in respect of Letters of Credit then outstanding, in the aggregate amount of the then Letter of Credit Outstandings,

                  (v) fifthly, in or towards payment of all other sums which may be owing to the Agents and the Lenders under this Agreement or under the Notes, and

                  (vi) sixthly, the surplus (if any), as well as any moneys held as security for Letters of Credit to the extent not utilized to cover Letters of Credit, shall be paid to the Borrower or to whomsoever else may be entitled thereto.

SECTION 10.          COVENANTS
                     ---------

         10.1. The Borrower hereby covenants and undertakes with the Agents and the Lenders that, from the date hereof and so long as (x) any commitments to advance credit hereunder remain in effect or (y) any principal, interest or other moneys are owing in respect of the Credit Facility or otherwise owing under this Agreement or under the Notes:

                  (a) The Borrower will:

                  (i) Performance of Agreements. Duly perform and observe the terms of this Agreement and the Notes;

                  (ii) Compliance with Covenants. Comply with each of its covenants set forth in this Agreement;

                  (iii) Notice of Default. Promptly inform the Administrative Agent of the occurrence of (a) any Event of Default or of any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) any litigation or governmental proceeding pending or overtly threatened against it or against any of the Subsidiaries which could reasonably be expected to give rise to a Material Adverse Change and (c) any other event or condition of which it becomes aware which is reasonably likely to give rise to a Material Adverse Change;

                  (iv) Obtain Consents. Without prejudice to Section 2.1 and this Section 10.1, obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its obligations under this Agreement and under the Notes;

                  (v) Financial Statements and Other Information. Deliver to the Administrative Agent (in sufficient number of copies to provide one to each Lender):

                           (a) as soon as available but not later than ninety
                  (90) days after the end of each fiscal year of the Borrower, a complete copy of the 10K report (or equivalent) of the Borrower filed with the United States Securities and Exchange Commission (including audited annual consolidated financial statements of the Borrower, in each case setting forth comparative consolidated figures for the preceding fiscal year, together with a report thereon by an Acceptable Accounting Firm whose opinion shall not be qualified as to the scope of audit and as to the status of the Borrower and its subsidiaries as a going concern), which shall be prepared by the Borrower and certified by the chief financial officer of the Borrower, together with a Compliance Certificate from such chief financial officer;

                           (b) as soon as available but not later than sixty
                  (60) days after the end of each quarter of each fiscal year of the Borrower, a copy of the 10Q report (or equivalent) of the Borrower filed with the United States Securities and Exchange Commission which shall be prepared by the Borrower and certified by the chief financial officer of the Borrower, together, in each instance, with a Compliance Certificate from such chief financial officer;

                           (c) within ten (10) days of filing, notice of the
                  filing of all 8K reports (or equivalent) filed by the Borrower with the United States Securities and Exchange Commission (or any similar governmental authority) and deliver to the Administrative Agent, promptly on its request therefor, copies of such filings;

                           (d) promptly upon the mailing thereof to the
                  shareholders of the Borrower, copies of all financial statements, reports and proxy statements so mailed;

                           (e) within ten (10) days of filing, notice of the
                  filing of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) which the Borrower shall have filed with the United States Securities and Exchange Commission (or similar governmental authority) and deliver to the Administrative Agent, promptly on its request therefor, copies of such filings;

                           (f) such other statement or statements, lists of
                  property and accounts, budgets, forecasts, reports and financial information (including a listing of all outstanding indebtedness of the Borrower and the Subsidiaries for borrowed monies) with respect to the business, operations and management of the Borrower and the Subsidiaries and the employment of the assets owned or operated directly or indirectly by the Borrower or any of the Subsidiaries as the Administrative Agent may from time to time reasonably request in writing and any material reports received by any thereof from their independent certified accountants; and

                           (g) include in each Compliance Certificate a List of
                  Liens, current as of the date of such Certificate;

                  (vi) Qualification to Own U.S. Flag Vessels. Throughout the Credit Period, if the Borrower or a Subsidiary owns a United States flag vessel (a) the Borrower shall remain eligible, and shall cause such Subsidiary to continue to be eligible, to document such United States flag vessel within the meaning of 46 App. U.S.C. ss.12102(a) and
         (b) if such United States flag vessel is operated in the coastwise trade, remain qualified, and cause such Subsidiary to continue to be qualified, to own and operate vessels in the coastwise trade, within the meaning of Section 2 of the Shipping Act, 1916, as amended;

                  (vii) Corporate Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, as well as the corporate existence of its Subsidiaries, and all licenses, franchises, permits and assets necessary to the conduct of its business and the business of its Subsidiaries;

                  (viii) Books, Records, etc. Keep, and cause each of the Subsidiaries to keep, proper books of record and account into which full and correct entries shall be made, in accordance with GAAP throughout the Credit Period;

                  (ix) Inspection. Allow any representative or representatives designated by the Administrative Agent, subject to applicable laws and regulations, to visit and inspect any of its or any of the Subsidiaries' properties, and, on request, to examine its or any of the Subsidiaries' books of account, records, reports and other papers (and to make copies thereof and to take extracts therefrom) and to discuss the affairs, finances and accounts of any thereof with its officers and executive employees all at such reasonable times and as often as the Administrative Agent reasonably requests;

                  (x) Taxes. Pay and discharge, and cause each of the Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or property prior to the date upon which penalties attach thereof; provided, however, that neither it nor any such Subsidiary shall be required to pay and discharge any such tax, assessment, charge or levy which are being contested in good faith and by appropriate proceedings or other acts and so long as it or such Subsidiary shall set aside on its books adequate reserves with respect thereto;

                  (xi) Compliance with Statutes, etc. Do, or cause to be done, all things necessary to comply with all material laws, and the rules and regulations thereunder, applicable to itself or to any of the Subsidiaries including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

                  (xii) Environmental Matters. Promptly upon the occurrence of any of the following conditions, provide to the Administrative Agent a certificate of a chief executive officer thereof, specifying in detail the nature of such condition and its proposed response or the response of its Environmental Affiliate: (a) its receipt or the receipt by any Subsidiary or any of their Environmental Affiliates of any communication whatsoever that alleges that such person is not in compliance with any applicable environmental law or environmental approval, if such noncompliance could reasonably be expected to give rise to a Material Adverse Change, (b) knowledge by it, any Subsidiary or any of their Environmental Affiliates that there exists any Environmental Claim pending or threatened against any such person, which could reasonably be expected to give rise to a Material Adverse Change, or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against it, any Subsidiary or any of their Environmental Affiliates if such Environmental Claim could reasonably be expected to give rise to a Material Adverse Change. Upon the written request by the Administrative Agent, it will submit to the Administrative Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

                  (xiii) Evidence of Insurance. Shall, and shall procure that each of the Subsidiaries shall, maintain the insurances on its properties as provided under Section 2.1(g)(iii) and 2.1(k), with underwriters, brokers and protection and indemnity clubs acceptable to the Administrative Agent, and the Borrower shall provide the Administrative Agent with such documentation as the Administrative Agent should reasonably require evidencing the same;

                  (xiv) Maintenance of Assets. Maintain and keep, and cause the Subsidiaries to maintain and keep, all properties used or useful in the conduct of their business in good condition, repair and working order and supplied with all necessary equipment and will make, or cause to be made, all necessary repairs, renewals and replacements thereof so that the business carried on in connection therewith and every portion thereof may be properly and advantageously conducted at all times;

                  (xv) Funded Debt/Total Capitalization. Procure that, on a consolidated basis, the Funded Debt of the Borrower shall not exceed fifty percent (50%) of its Total Capitalization;

                  (xvi) Secured Debt/Total Capitalization. Procure that, on a consolidated basis, the Secured Debt of the Borrower shall not exceed twenty percent (20%) of its Total Capitalization;

                  (xvii) Interest Coverage Ratio. Maintain, on a consolidated basis, an Interest Coverage Ratio of not less than 3.0 to 1.0, determined as at the end of each fiscal quarter

                  (xviii) Consolidated Net Worth. At all times maintain a Consolidated Net Worth no less than (a) during the calendar year 2002, an amount equal to Six Hundred Million Dollars ($600,000,000) and (b) during each calendar year thereafter, an amount equal to the sum of Six Hundred Million Dollars ($600,000,000) and fifty percent (50%) of the Borrower's cumulative consolidated annual net income (to the extent positive) , for each calendar year commencing with 2002, as reported from time to time, in the Borrower's published financial reports;

                  (xix) ERISA Matters. Forthwith upon learning of the occurrence of any material liability of the Borrower, any of the Subsidiaries or any ERISA Affiliate pursuant to ERISA in connection with the termination of any Plan or withdrawal or partial withdrawal from any multiemployer plan (as defined in ERISA) or of a failure to certify the minimum funding standard of Section 412 of the Code or Part 3 of Title I of ERISA by any Plan for which the Borrower, any of the Subsidiaries or any ERISA Affiliate is plan administrator (as defined in ERISA), furnish or cause to be furnished to the Administrative Agent written notice thereof;

                  (xx) Notice of Change in Credit Rating. Promptly upon the occurrence of any of the following conditions, and in any event within ten (10) days after the Borrower obtains knowledge thereof, inform the Administrative Agent of any change in (a) the credit rating assigned by

         S&P or Moody's to any debt of the Borrower or (b) the stated implied senior debt rating assigned by S&P or Moody's with respect to the Borrower; and

                  (xxi) End of Fiscal Year. Cause, for financial reporting purposes, (a) each of its fiscal years to end on December 31 of each year and (b) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31.

                  (b) The Borrower will not, without the prior written consent of the Lenders:

                  (i) Liens. Create, assume or permit to exist, or permit any of its Subsidiaries to create, assume or permit to exist, any Lien, upon any of the properties or other assets of any thereof, except:

                           (a) liens for taxes not yet payable for which
                  adequate reserves have been maintained;

                           (b) pledges or deposits to secure obligations under
                  workmen's compensation laws or similar legislation, deposits to secure public or statutory obligations, warehousemen's or other like liens, or deposits to obtain the release of such liens and deposits to secure surety, appeal or customs bonds on which it or any Subsidiary is the principal, as to all of the foregoing, only to the extent arising and continuing in the ordinary course of business;

                           (c) liens, charges and other encumbrances over such
                  property or other assets (other than Vessels) of the Borrower or any of the Vessel Owning/Operating Subsidiaries, unless otherwise prohibited by Section 10.1(b)(xii);

                           (d) with respect to Vessels, liens for crew's wages
                  remaining unpaid in accordance with reasonable commercial practices or for collision or salvage, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of the vessel-owning company's business so long as the suppliers thereof have not evidenced an intention to enforce any such lien or liens for loss, damage or expense, which are fully covered by insurance or, in respect of which, a bond or other security has been posted by the company owning such Vessel with the appropriate court or other tribunal to prevent the arrest or secure the release of any vessel from arrest on account of such claim or lien; and

                           (e) liens securing Secured Debt existing on the
                  Closing Date as set forth on Schedule D and Liens on Vessels owned by the Borrower or its Subsidiaries or the earnings of, insurances covering or requisition compensation in respect of such Vessels, provided that the net book value of such Vessels does not exceed twenty percent (20%) of the net book value of all Vessels owned by the Borrower and its Subsidiaries, unless
                  (i) in connection with the acquisition of additional Vessels whether through a corporate acquisition or otherwise, the Vessels being so acquired (or their earnings, insurances or requisition compensation) are pledged as security for existing financing arrangements and are acquired subject to those arrangements, and (ii) after giving effect to such acquisition the aggregate of the net book value of the Vessels pledged prior to such acquisition together with the net book value of the Vessels so acquired exceeds twenty percent (20%) of the net book value of all Vessels owned by the Borrower and its Subsidiaries after giving effect to the acquisition, then the net book value of such additional vessels so pledged shall be excluded in determining compliance with this covenant until the earlier of (x) the date such additional vessels and any assignment, pledge or encumbrance on their earnings, insurance or requisition compensation are released and (y) six (6) months following the date of acquisition;

                  (ii) Sale of Assets. Cease, or threaten to cease, its operations or viewed on a consolidated basis with its Subsidiaries, sell or otherwise dispose of, or threaten to sell or otherwise dispose of, all or substantially all of the assets thereof, or all or substantially all of such assets are seized or otherwise appropriated except for requisition for hire;

                  (iii) Dividends. Declare or make any distributions to its shareholders, by dividend or otherwise, or otherwise dispose of any assets to its shareholders in cash or in any other manner unless the Borrower and the Subsidiaries are in full compliance with the covenants contained in this Agreement and no Event of Default has occurred and is continuing or will occur after giving effect to any declaration or distributions to shareholders;

                  (iv) Limitations on Ability to Make Distributions. Create or otherwise cause to permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or limited liability company interests, as the case may be, to the Borrower or any Subsidiary or pay any Indebtedness owed to the Borrower, (b) make any loans or advances to the Borrower, or (c) transfer any of its property or assets to the Borrower other than any such encumbrance or restriction agreed to by (i) any Vessel Owning/Operating Subsidiary incurring Secured Debt permitted hereunder to the extent such Secured Debt is incurred in connection with the acquisition or refinancing of its Vessels or (ii) any Subsidiary party to any Joint Venture in respect of a restriction referred to in sub-clause (c) above or (iii) any Subsidiary party to any Joint Venture to the extent such Joint Venture incurs Indebtedness, but only to the extent the parties to such Joint Venture are required to agree to any such restrictions;

                  (v) Changes in Business. Change or permit any of the Subsidiaries to change, the nature of its business or commence any other business not reasonably related to the maritime services, environmental services, energy services or related businesses;

                  (vi) Consolidation, Merger. Consolidate with, or merge into, or agree to merge or become consolidated with, or merge into any corporation (it being understood that the Borrower can merge into, or agree to merge or become consolidated with any corporation so long as the Borrower is the surviving entity, any Subsidiary can merge into, or agree to merge or consolidate with any other Subsidiary and any Subsidiary can merge into, or agree to merge or become consolidated with the Borrower);

                  (vii) Use of Proceeds. Use the proceeds of the Credit Facility in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time;

                  (viii) Redemption/Repurchase of Securities. Redeem or repurchase any of its outstanding convertible subordinated bonds or any class of its capital stock now or hereafter outstanding, unless after giving effect to any such redemption or repurchase it is in compliance with its covenants hereunder and no Event of Default shall have occurred and be continuing and notification of any such redemption or repurchase shall be included in the next quarterly Compliance Certificate delivered to the Agent;

                  (ix) No Money Laundering. In connection with this Agreement, contravene any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of European Communities);

                  (x) Limitation on Investments in Joint Ventures. Make, and will not permit any Subsidiary to make, any Investment in any Joint Venture except, in the absence of an Event of Default, the Borrower and any Subsidiary may make any Investment in any Joint Venture on any date, if, immediately after giving effect to such Investment, the aggregate book value of all Investments made by the Borrower and its Subsidiaries would not exceed thirty percent (30%) of the Borrower's Total Capitalization based on the most recent financial statements of the Borrower required to be provided pursuant to Section 10.1(a)(v) ; provided however that at the time of such Investment and immediately after giving effect thereto the Borrower shall be in compliance with Sections 10.1(a) (xv), (xvi), (xvii) and (xviii); and provided further, that there shall be excluded from the computation of "Investments" hereunder any investment in securities of any type which are, at the time of the determination being made hereunder, fully listed and registered on (a) an exchange registered with the Securities and Exchange Commission as a national securities exchange or (b) an equivalent recognized national securities exchanges in any of the member countries of the European Union, Mexico, Japan, Norway or Singapore or such other national securities exchange approved by the Majority Banks;

                  (xi) Limitation on Indebtedness. Incur, and shall procure that the Subsidiaries will not incur, any Indebtedness, except:

                           (a) Indebtedness under this Credit Facility
                  Agreement;

                           (b) Existing Indebtedness as set forth in Schedule E
                  attached hereto, and the renewals of such Indebtedness as long as there is no resulting increase in Indebtedness;

                           (c) Indebtedness under interest rate, foreign
                  exchange or derivatives transactions entered into in the ordinary course of business;

                           (d) Indebtedness under performance guarantees and
                  standby letters of credit entered into in the ordinary course of business; and

                           (e) Indebtedness of the Borrower and the Subsidiaries
                  that may be incurred so long as immediately after giving effect to the incurrence of such Indebtedness the Borrower shall be in compliance with Sections 10.1(a)(xv), (xvi),
                  (xvii) and (xviii); provided that the aggregate of Subsidiary Funded Debt of each of the Subsidiaries, when added together, shall not exceed thirty percent (30%) of the Total Capitalization of the Borrower on a consolidated basis; provided, further, that when aggregating any Subsidiary Funded Debt where more than one Subsidiary is liable in respect thereof, the aggregate of such Subsidiary Funded Debt shall not exceed the lesser of (A) two times the amount of the outstanding Underlying Subsidiary Funded Debt and (B) the aggregate of the Underlying Subsidiary Funded Debt and the book value of each of the Other Subsidiaries (excluding in the case of each of the other Subsidiaries which is not a Wholly-Owned Subsidiary, that portion of the book value of such Other Subsidiary which represents the minority interest holders' share of such book value); and provided further that when aggregating any Subsidiary Funded Debt (i) Subsidiary Funded Debt outstanding on the date hereof, and any refinancing thereof with the same Subsidiaries, shall be counted only once, (ii) any Subsidiary Funded Debt of New Subsidiaries and an Acquisition Subsidiary, if any, incurred or assumed in connection with an acquisition of New Subsidiaries shall be counted only once (including any refinancing thereof with the same Subsidiaries), (iii) any Subsidiary Funded Debt incurred or assumed by one or more Subsidiaries as a result of the acquisition (including new construction) of additional vessels or other assets by such Subsidiaries where such Subsidiaries' Funded Debt is cross-collateralized shall be counted only once in respect of such Subsidiaries and (iv) any Subsidiary Funded Debt as to which a Subsidiary is not actually liable shall not be included; and

                  (xii) Negative Pledge. Sell, encumber or otherwise transfer, or permit any Subsidiary to sell, encumber or otherwise transfer, any of its Vessels or any of the right, title or interest of any thereof therein, assign, pledge or otherwise encumber any earnings of, insurances covering or requisition compensation in respect of, any of its Vessels or sell, assign, pledge or otherwise transfer or encumber any of the shares of stock of any of the Subsidiaries directly or indirectly legally or beneficially owned by the Borrower, unless after giving effect to any such sale, assignment, pledge, transfer or other encumbrance, the Borrower is in compliance with Section 10.1(a)(xvi) and its other covenants and no Event of Default shall have occurred and be continuing.

SECTION 11.       ASSIGNMENT AND PARTICIPATIONS
                  -----------------------------

                  This Agreement shall be binding upon, and inure to the benefit of, the Borrower, each of the Agents and the Lenders and their respective successors and assigns, except that the Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Lenders. In giving any consent as aforesaid to any assignment by the Borrower, the Lenders shall be entitled to impose such conditions as they shall deem advisable. Any Lender shall be entitled to assign the whole or any part of its rights or obligations under this Agreement or grant participation(s) in the Credit Facility to any subsidiary or holding company of such Lender, to any subsidiary company of any thereof or, in the absence of an Event of Default, with the consent of the Borrower and the Administrative Agent (in each case not to be unreasonably withheld) to any other bank or financial institution regularly engaged in commercial lending and such Lender shall forthwith give notice of any such assignment or participation to the Administrative Agent and the Borrower, provided, however, that any such assignment or participation shall be in a minimum amount of Ten Million Dollars ($10,000,000), (a) any such assignment to a Lender is to be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit 6 hereto, and (b) except as provided in Sections 14.3, no such assignment or participation will result in any additional costs to, or additional material requirements on, the Borrower. The Borrower will take all reasonable actions requested by the Lenders to effect such assignment, including, without limitation, the execution of a written consent to such Assignment and Assumption Agreement. Anything contained in this
Section 11 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of any Notes) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder.

SECTION 12.       ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.
                  -------------------------------------------------

         12.1. Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof a Lender has a reasonable basis to conclude that it has become unlawful for such Lender to maintain or give effect to its obligations as contemplated by this Agreement, the Lender shall inform the Borrower and the Administrative Agent to that effect, whereafter the liability of such Lender to make its Commitment available shall forthwith cease and the Borrower shall be required either to prepay to such Lender any portion of the then outstanding Advances owing to such Lender immediately or, if such Lender so agrees, to prepay such portion of the outstanding Advances to such Lender on the last day of the then current Interest Period or Periods, in accordance with and subject to the provisions of Section 12.6 and to pay to the Administrative Agent sufficient amounts of cash to fund any possible drawings under Letters of Credit then in existence, such amounts to be repaid to the Borrower to the extent not utilized to cover Letter of Credit drawings. In any such event, but without prejudice to the aforesaid obligations of the Borrower to prepay the outstanding Advances or part thereof and fund any possible drawings under Letters of Credit then in existence, the Borrower and such Lender shall negotiate in good faith with a view to agreeing on terms for making the Commitment available from another jurisdiction or otherwise restructuring the Commitment on a basis which is not unlawful.

         12.2. Increased Cost. If any change in applicable law, regulation or regulatory requirement or in the interpretation or application thereof by any governmental or other authority, shall:

                           (i) subject a Lender to any Taxes with respect to its income from the Credit Facility or any part thereof, or

                           (ii) change the basis of taxation to a Lender of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the jurisdiction of incorporation of such Lender or the domicile of the Lender's office through which the Lender's Commitment is made or any governmental subdivision or other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted solely by reason of the activities of the Borrower or any of the Subsidiaries) or such other jurisdiction where the Credit Facility may be payable), or

                           (iii) impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Lender, or

                           (iv) impose on any Lender any other condition affecting the Commitment or any portion of any Advance thereunder, and the result of the foregoing is either to increase the cost to such Lender of making available or maintaining its Commitment or to reduce the amount of any payment received by such Lender then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender under or in connection with this Agreement:

                           (a) such Lender shall notify the Borrower and the
                  Administrative Agent of the happening of such event,

                           (b) the Borrower agrees forthwith upon demand to pay
                  to such Lender such amount as such Lender certifies to be necessary to compensate such Lender for such additional cost or such reduction, and

                           (c) any such demand as is referred to in sub-section
                  (b) of this Section 12.2 may be made by such Lender at any time before or after any repayment of the Advances.

         12.3. Replacement of Lender or Participant. If the obligation of any Lender to make its pro rata share of any Advance has been suspended or terminated pursuant to Section 11, or if any Lender shall notify the Borrower of the happening of any event leading to increased costs as described in Section 12.2, the Borrower shall have the right, upon twenty (20) Banking Days' prior written notice to such Lender, to cause one or more banks (a "Replacement Lender
(s)") (which may be one or more of the Lender), each such Replacement Lender to be satisfactory to the Majority Lenders (determined for this purpose as if such transferor Lender had no Commitment and held no interest in the Note issued to it hereunder) and, in each case, with the written acknowledgment of the Administrative Agent, to purchase such Lender's pro rata share of the Advances and assume the Commitment of such Lender pursuant to an Assignment and Assumption Agreement. If one or more such banks are identified by the Borrower and approved as being reasonably satisfactory to the Majority Lenders (determined as provided above), the transferor Lender shall consent to such sale and assumption by executing and delivering an Assignment and Assumption Agreement. Upon execution and delivery of an Assignment and Assumption Agreement by the Borrower, the transferor Lender, the Replacement Lender and the Administrative Agent, and payment by the Replacement Lender to the transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Replacement Lender, such Replacement Lender shall become a Lender party to this Agreement (if it is not already a party hereto as applicable) and shall have all the rights and obligations of a Lender with a Commitment (which, if such Replacement Lender is already a party hereto, shall take into account such Replacement Lender's then existing Commitment hereunder) as set forth in such Assignment and Assumption Agreement and the transferor Lender shall be released from its obligations hereunder and no further consent or action by any other Person shall be required. In the event no Replacement Lender is found or is satisfactory to the Majority Lenders, the Borrower shall have the right to request a permanent reduction of the Committed Amount by reducing the whole of such Lender's commitment, provided that (a) the Administrative Agent and the Lender's whose Commitment the Borrower seeks to reduce receive ten (10) Banking Days prior written notice of such request and
(b) such reduction occurs on the last day of the applicable Interest Period(s) for Advances (or portions thereof) outstanding under this Agreement. Upon such reduction, the reduced Lender shall be released from its obligations hereunder and no further action by any Person shall be required and the new participation percentages (as designated in Schedule A hereto) shall be assigned to the remaining Lenders on a pro rata basis based on their respective Commitments. In the event that the Administrative Agent, in its capacity as a Lender, is required to sell its pro rata share of the Advances and its Commitment hereunder pursuant to this Section 12.3, the Administrative Agent shall, promptly upon the consummation of any assignment pursuant to this Section 12.3, resign as Administrative Agent hereunder and the Borrowers shall (subject to the consent of the Majority Lenders) have the right to appoint another Agent as successor Administrative Agent, all in accordance with Section 16.12.

         12.4. Non-availability of Funds. If the Administrative Agent shall determine that, by reason of circumstances affecting the London Interbank Market generally, adequate and reasonable means do not or will not exist for ascertaining the Applicable Rate for any Interest Period, the Administrative Agent shall give notice of such determination to the Borrower. The Borrower and the Lenders shall then negotiate in good faith in order to agree upon a mutually agreeable basis for funding the Advance or Advances in question, and/or for determining the interest rate and/or Interest Period(s) to be substituted for those which would otherwise have applied under this Agreement. If the Borrower and the Lenders are unable to agree upon such a substituted funding base, interest rate and/or Interest Period(s) within thirty (30) days of the giving of such notice, the Borrower shall repay the Credit Facility, or the relevant portion thereof, as the case may be, to the Lenders immediately; provided, however, that if the Borrower fails to make such repayment, the Lenders shall determine a funding basis, set an interest rate and/or set an Interest Period(s), as the case may be, all to take effect from the expiration of the relevant Interest Period(s) in effect at the date of said determination notice, which rate shall be equal to the aggregate of the Margin and the cost to the Lenders of funding the relevant Advance or Advances.

         12.5. Determination of Losses. A certificate or determination notice of the Agents and the Lenders as to any of the matters referred to in this Section 12, absent manifest error, shall be conclusive and binding on the Borrower.

         12.6. Compensation for Losses. Where the Advances are to be prepaid by the Borrower pursuant to Section 12.1 the Borrower agrees simultaneously with such prepayment to pay to the relevant Lender all accrued interest to the date of actual payment and all other sums payable by the Borrower to such Lender pursuant to this Agreement, together with such amounts as may be certified by such Lender to be necessary to compensate such Lender for any actual loss, premium or penalties incurred or to be incurred by it on account of funds borrowed to make, fund or maintain its Commitment for the remainder (if any) of the then current Interest Period or Periods, if any, but otherwise without penalty or premium.

SECTION 13.       CURRENCY INDEMNITY
                  ------------------

         13.1. Currency Conversion. If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in Dollars or a particular Foreign Currency, as the case may be, under this Agreement or under the Notes, then the conversion shall be made, in the discretion of the Administrative Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the Administrative Agent shall not be entitled to recover under this section any amount in the judgment currency which exceeds at the conversion date the amount in Dollars or the relevant Foreign Currency, as the case may be, due under this Agreement and/or under the Notes.

         13.2. Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement and/or under the Notes in Dollars or the relevant Foreign Currency; any excess over the amount due received or collected by the Lenders shall be remitted to the Borrower.

         13.3. Additional Debt Due. Any amount due from the Borrower under
Section 13.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement and/or under or in respect of the Notes.

         13.4. Rate of Exchange. The term "rate of exchange" in this Section 13 means the rate at which the Administrative Agent in accordance with its normal practices is able on the relevant date to purchase Dollars or the relevant Foreign Currency with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

SECTION 14.       FEES AND EXPENSES
                  -----------------

         14.1. Commitment Fee. (a) The Borrower shall pay to the Administrative Agent, for distribution to the Lenders, a commitment fee in Dollars, payable quarterly in arrears, computed at the relevant rates per annum applicable pursuant to this Section 14.1 (the "Commitment Fee Rate(s)") on the average unfunded portion of the Committed Amount (valued in Dollars) during such quarter. The commitment fee shall accrue from the date hereof and shall terminate on the Termination Date. Said fee shall be payable quarterly in arrears at the end of each calendar quarter. Such commitment fee shall be calculated on the basis of actual days elapsed over a 360 day year.

                  (b) The Commitment Fee Rates, as determined from time to time by the Administrative Agent as provided herein, shall vary based upon (a) the Borrower's credit rating as determined by S&P and Moody's, or (b) if the Borrower is no longer rated, the ratio of the Borrower's consolidated Funded Debt to the consolidated EBITDA for the Borrower, as follows:

--------------------------------------------------------------------------------------------------------------------------------
             Commitment Fee Rate                          Credit Rating                         Funded Debt/EBITDA
--------------------------------------------------------------------------------------------------------------------------------
                   17.5 bp                                    A-/A3                         Less than or equal to 0.75
--------------------------------------------------------------------------------------------------------------------------------
                   20.0 bp                                  BBB+/Baa1                         greater than 0.75, but
                                                                                            less than or equal to 1.50
--------------------------------------------------------------------------------------------------------------------------------
                   25.0 bp                                   BBB/Baa2                         greater than 1.50, but
                                                                                            less than or equal to 2.25
--------------------------------------------------------------------------------------------------------------------------------
                   32.5 bp                                  BBB-/Baa3                         greater than 2.25, but
                                                                                             less than or equal to 3.0
--------------------------------------------------------------------------------------------------------------------------------
                   40.0 bp                                   BB+/Ba1                           greater than 3.0, but
                                                                                             less than or equal to 4.0
--------------------------------------------------------------------------------------------------------------------------------
                   65.0 bp                              Less than BB+/Ba1                        greater than 4.0
--------------------------------------------------------------------------------------------------------------------------------

For purposes of determining the applicable Commitment Fee Rate(s), in the case of a split rating in the respective credit ratings of the Borrower by Moody's and S&P the higher of the two ratings shall apply. In the event of a split rating of more than one level, the rating which is one level above the lower rating shall apply. The applicable Commitment Fee Rate(s) shall be determined by the Administrative Agent quarterly (based upon the latest 10Q report or 10K report and Compliance Certificate delivered by the Borrower to the Administrative Agent from time to time pursuant to this Agreement). The newly determined Commitment Fee Rate(s) shall be effective on the on the last day of the month following the month during which such report was delivered to the Administrative Agent.

         14.2. Letter of Credit and Facing Fees and Related Charges. In addition, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders, a fee in Dollars in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Margin in effect from time to time on the daily Stated Amount of such Letter of Credit as reduced by any drawings thereunder. The Borrower further agrees to pay to each Letter of Credit Issuer, commencing at such time, a fee in Dollars in respect of each Letter of Credit (the "Facing Fee") computed at a rate per annum equal to one-eighth of one percent (1/8%) on the daily Stated Amount of such Letter of Credit as reduced by any drawings thereunder. Accrued Letter of Credit and Facing Fees shall be calculated on the basis of actual days elapsed over a 360 day year and shall be due and payable quarterly in arrears on the first day of each October, January, April and July of each year the Credit Facility remains outstanding and on the Termination Date. The Borrower also agrees to pay to the Letter of Credit Issuer all customary issuing and handling fees of the Letter of Credit Issuer in connection with its issuance of Letters of Credit.

         14.3. Administrative Fee. The Borrower shall also pay to the Administrative Agent an annual agency fee of Five Thousand Dollars ($5,000) for each additional Lender other than the Agents which acquires a participation or syndicated interest in the Credit Facility up to a maximum of Fifty Thousand Dollars ($50,000) payable in advance, commencing upon the date on which each such additional Lender acquires such participation or syndicated interest in the Credit Facility and annually beginning from the date hereof.

         14.4. Agents' Other Fees. The Borrower shall pay to the Agents, for their own account, such fees as shall have been agreed in accordance with the letter agreement dated October 26, 2001 between the Borrower and the Agents.

         14.5. Costs, Charges and Expenses. The Borrower agrees to pay the Agents and the Lenders upon demand (whether or not the Credit Facility or any part thereof is made available hereunder) all reasonable costs, charges and expenses (including legal fees, limited to those of Seward & Kissel LLP, and expenses, as well as travel expenses of the Agents and the Lenders) incurred by the Agents and the Lenders in connection with the negotiation, preparation, syndication, execution and enforcement or attempted enforcement of this Agreement, the Notes or otherwise in connection with the Credit Facility, as well as in connection with any supplements, amendments, assignments, waivers or consents relating thereto.

         14.6. Indemnification. Neither any Agent nor any Lender nor any director, officer, agent or employee of any thereof shall be liable to the Borrower for any action taken or not taken by it in connection herewith in the absence of its own gross negligence or willful misconduct. The Borrower hereby agrees to indemnify each of the Agents and the Lenders, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be imposed on, incurred by or asserted against, any Indemnitee in any way relating to or arising out of this Agreement and the Notes or any action taken or omitted by any Indemnitee hereunder or thereunder provided that (i) no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct and (ii) to the extent permitted by law, the Indemnitee shall provide the Borrower with prompt notice, but not later than sixty (60) days after it becomes aware, of any claim giving rise to any such indemnified liability.

SECTION 15.          APPLICABLE LAW, JURISDICTION AND WAIVER
                     ---------------------------------------

         15.1. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         15.2. Jurisdiction. The Borrower hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Agents and the Lenders under this Agreement or under any document delivered hereunder and the Borrower hereby irrevocably appoints SEACOR Management Services Inc. with an office at 1370 Avenue of the Americas, New York, New York, its attorney-in-fact and agent for service of summons or other legal process thereon, which service may be made by serving a copy of any summons or other legal process in any such action or proceeding on such agent and such agent is hereby authorized and directed to accept by and on behalf of the Borrower service of summons and other legal process of any such action or proceeding against the Borrower. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Borrower as such, and shall be legal and binding upon the Borrower for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of a Borrower to any Agent or Lender) against the Borrower in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Borrower will advise the Administrative Agent promptly of any change of address of the foregoing agent or of the substitution of another agent therefor. In the event that the foregoing agent or any other agent appointed by the Borrower shall not be conveniently available for such service or if the Borrower fails to maintain an agent as provided herein, the Borrower hereby irrevocably appoints the person who then is the Secretary of State of the State of New York as such attorney-in-fact and agent. The Borrower will advise the foregoing agent of the appointment made hereby, but failure to so advise shall not affect the appointment made hereby. Notwithstanding anything herein to the contrary, the Agents and the Lenders may bring any legal action or proceeding in any other appropriate jurisdiction.

         15.3. Waiver of Jury Trial. IT IS MUTUALLY AGREED BY AND AMONG THE BORROWER, AND THE AGENTS AND THE LENDERS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE NOTES.

SECTION 16.          THE AGENTS
                     ----------

         16.1. Appointment of Agents. Each of the Lenders hereby irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and under the Notes as are delegated to such Agent by the terms hereof and thereof. Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement and under the Notes or in connection therewith, except for its or their own gross negligence or willful misconduct.

         16.2. Distribution of Payments. Whenever any payment is received by the Administrative Agent from the Borrower for the account of the Lenders, or any of them, whether of principal or interest on the Notes, commissions, commitment fees under Section 14.1, or otherwise, it will thereafter cause like funds relating to such payment to be promptly distributed ratably to the Lenders according to their respective Commitments, in each case to be applied according to the terms of this Agreement.

         16.3. Holder of Interest in Notes. The Administrative Agent may treat each Lender as the holder of all of the interest of such Lender in its Notes unless and until the Administrative Agent has received a copy of an Assignment and Assumption Agreement evidencing the transfer of all or any part of such Lender's interest in the Credit Facility.

         16.4. No Duty to Examine, Etc. The Agents shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of this Agreement, the Notes or any instrument, document or communication furnished pursuant to this Agreement or the Notes or in connection with any thereof and the Agents shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

         16.5. Agents as Lenders. With respect to that portion of the Credit Facility made available by it, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an Agent, and the term "Lender" or "Lenders" shall include the Agents in their capacity as Lenders. Each Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrower as if it were not an Agent.

         16.6. (a) Obligations of Agents. The obligations of each Agent under this Agreement and under the Notes are only those expressly set forth herein and therein.

               (b) No Duty to Investigate. No Agent shall at any time be under any duty to investigate whether an Event of Default, or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred or to investigate the performance of this Agreement and the Notes by the Borrower.

               (c) Reports and Notices. Promptly upon receipt thereof by the Administrative Agent, the Administrative Agent shall furnish each Lender with a copy of all financial reports and notices delivered to it by the Borrower hereunder.

         16.7. (a) Discretion of Agents. Each Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the Notes, unless such Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that such Agent shall not be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or applicable law.

               (b) Instructions of Majority Lenders. Each Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement and under the Notes in accordance with the instructions of the Majority Lenders (or, where expressly required hereby, all the Lenders), and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders.

         16.8. Assumption re Event of Default. Except as otherwise provided in
Section 16.4, the Administrative Agent shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless the Administrative Agent has been notified by the Borrower of such fact or has been notified by a Lender that such Lender considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that the Administrative Agent shall have been notified by any party in the manner set forth in the preceding sentence of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Administrative Agent shall notify the Lenders and shall take action and assert such rights under this Agreement or the Notes as the Majority Lenders shall request in writing.

         16.9. No Liability of Agents and the Lenders. No Agent or Lender shall be under any liability or responsibility whatsoever:

               (a) to the Borrower or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Lender or any other person of any of its or their obligations under this Agreement or under the Notes;

               (b) to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by the Borrower of any of its obligations under this Agreement or under the Notes; or

               (c) to any Lender or Lenders for any statements, representations or warranties contained in this Agreement or in the Notes or in any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement and the Notes or any document or instrument delivered in connection with the transactions hereby contemplated.

         16.10. Indemnification of Agents. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Borrower), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, such Agent in any way relating to or arising out of this Agreement and the Notes, any action taken or omitted by such Agent hereunder or thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Agreement and the Notes, except that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

         16.11. Consultation with Counsel. Each Agent may consult with legal counsel selected by such Agent and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

         16.12. Resignation. Each Agent may resign at any time by giving sixty
(60) days' written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within sixty (60) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank or trust company of recognized standing. The appointment of any successor Agent shall (unless an Event of Default has occurred and is continuing) be subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld. After any retiring Agent's resignation as Agent hereunder, the provisions of this Section 16 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Agent.

         16.13. Representations of Lenders. Each Lender represents and warrants to each other Lender and each Agent that:

                  (i) in making its decision to enter into this Agreement and to make its Commitment available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Lender or any Agent; and

                  (ii) So long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

         16.14. Notification of Event of Default. The Administrative Agent hereby undertakes promptly to notify the Lenders, and each of the Lenders hereby undertakes promptly to notify the Administrative Agent and the other Lenders, of the existence of any Event of Default which shall have occurred and be continuing of which the Administrative Agent or such Lender has actual knowledge.

SECTION 17.          NOTICES AND DEMANDS

         17.1. Notices in Writing. Every notice or demand under this Agreement shall be in writing and may be given or made by telecopy.

         17.2. Addresses for Notice. Every notice or demand shall be sent, if to the Borrower or the Administrative Agent, at the address set forth below and, if to the Lenders at their address and telecopy numbers set forth in Schedule A or at such other address or telecopy numbers as such party may hereafter specify for the purpose by notice to each other party hereto.

Any notices addressed to the Borrower shall be sent as follows:

                               c/o SEACOR Management Services Inc.
                               1370 Avenue of the Americas, 25th floor
                               New York, New York 10019
                               Telecopy No.:  (212) 582-8522

Any notices addressed to the Administrative Agent shall be sent as follows:

                               200 PARK AVENUE
                               New York, New York 10166-0396
                               Telecopy No.:  (212) 681-3900

Any notice sent by telecopy shall be confirmed by letter dispatched as soon as practicable thereafter.

         17.3. Notices Deemed Received. Every notice or demand shall, except so far as otherwise expressly provided by this Agreement, be deemed to have been received (provided that it is received prior to 2 p.m. New York time; otherwise it shall be deemed to have been received on the next following Banking Day), in the case of a telecopy at the time of dispatch thereof (provided further that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following Banking Day in such locality) and, in the case of a letter, at the time of receipt thereof.

SECTION 18.          MISCELLANEOUS

         18.1. Time of Essence. Time is of the essence of this Agreement but no failure or delay on the part of the Agents and the Lenders to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Agents and the Lenders of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

         18.2. Unenforceable, etc.; Provisions - Effect. In case any one or more of the provisions contained in this Agreement or in the Notes would, if given effect, (i) cause such of the Borrower or any of the Subsidiaries, as the case may be, which owns United States flag vessels to cease to be a citizen of the United States within the meaning of Section 2 of the United States Shipping Act 1916, as amended, or cause a transfer of any of the Vessels registered under the laws and flag of the United States of America in violation of Section 9 of said Act or (ii) be otherwise invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the Borrower or any of the Subsidiaries, as the case may be, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

         18.3. References. References herein to Sections and Schedules are to be construed as references to sections of, and schedules to, this Agreement.

         18.4. Further Assurances. The Borrower agrees that if this Agreement or the Notes shall at any time be deemed by the Administrative Agent for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Administrative Agent may be required in order more effectively to accomplish the purposes of this Agreement and the Notes.

         18.5. Entire Agreement; Amendments. This Agreement, the Notes and the letter agreement referred to in Section 14.4 constitute the entire agreement of the parties hereto, including all parties added hereto pursuant to an Assignment and Assumption Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Majority Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no amendment or waiver shall, unless signed by all the Lenders, (i) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation other than those set forth herein, (ii) reduce the principal of or rate of interest on the Credit Facility or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on the Loan or any fees hereunder, (iv) amend Section 11, (v) waive any condition precedent to the availability of the Credit Facility or any Advance thereunder, (vi) amend or modify this Section 18.5 or (vii) change the definition of "Majority Lenders".

         18.6. Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or any part of the Advances made by such Lender, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1(i) or (k), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender's Advances, or interest thereon, such Benefitted Lender shall purchase for cash from each of the other Lenders such portion of each such other Lender's Advances, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Borrowings may exercise all rights of payment (including, without limitation, rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                     IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representative as of the day and year first above written.

SEACOR SMIT INC.,                                                 FLEET NATIONAL BANK,
as Borrower                                                       as Syndication Agent, Joint Lead Arranger
                                                                  and Lender

By_______________________________                                 By_______________________________
Name :                                                            Name :
Title:                                                            Title:

DEN NORSKE BANK ASA,                                              NORDEA, acting through Nordea Bank Finland Plc, New York Branch
as Administrative Agent, Joint Lead Arranger                      as Documentation Agent, Joint Lead Arranger
and Lender                                                        and Lender


                                                                  By_______________________________
By_______________________________                                 Name :
Name :                                                            Title:
Title:
                                                                  By_______________________________
By_______________________________                                 Name :
Name :                                                            Title:
Title:

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND                  BANK ONE, NA
as Co-Agent and Lender                                            as Lender


By_______________________________
Name :                                                            By_______________________________
Title:                                                            Name :
                                                                  Title:


HAMBURGISCHE LANDESBANK                 -GIROZENTRALE-                 WHITNEY NATIONAL BANK
as Lender                                                              as Lender


By_______________________________
Name :                                                                 By_______________________________
Title:                                                                 Name :
                                                                       Title:
By_______________________________
Name :
Title:



                                   SCHEDULE A
                                   ----------

                             PARTICULARS OF LENDERS
                             ----------------------

                                                                                                         Participation
Name and Address                                      Commitment                                         Percentage
----------------                                      ----------                                         ----------
Den norske Bank ASA                                   $43,125,000                                        21.5625%
200 Park Avenue
New York, NY 10166-0396
U.S.A

Fleet National Bank                                   $43,125,000                                        21.5625%
Transportation Division
MA DE 10008D
100 Federal Street
Boston, MA 02110 U.S.A.

Nordea , acting through                               $30,000,000                                        15.0000%
Nordea Bank Finland Plc, New
York Branch
11 West 42nd Street, 7th Floor
New York, N.Y. 10036
U.S.A.

The Governor and Company                              $28,750,000                                        14.3750%
of the Bank of Scotland
New Uberior House
11 Earl Grey Street, 2nd Floor
Edinburgh EH3 9BN
Scotland

                                                                                           Participation
Name and Address                                   Commitment                              Percentage
----------------                                   ----------                              ----------

Hamburgische Landesbank                           $25,000,000                               12.5000%
-Girozentrale-
Gerhart-Hauptmann Platz 50
D-20095 Hamburg
Federal Republic of Germany

Bank One, NA                                      $15,000,000                               7.5000%
201 St. Charles Ave.
Mail Code LA3-5268
New Orleans, LA 70170


Whitney National Bank                             $15,000,000                               7.5000%
228 St. Charles Ave.
New Orleans, LA 70130


                                   SCHEDULE B
                                   ----------

           VESSEL OWNING/OPERATING SUBSIDIARIES AND OTHER SUBSIDIARIES
           -----------------------------------------------------------


                            (as of January 31, 2002)

     (Vessel Owning/Operating Subsidiaries are indicated by the symbol "O")

SEACOR SMIT Inc.
                   Acadian Supply Ships Inc. (100% interest)o
                   Anna Offshore Inc. (100% interest)o
                   C&C Boat Rentals (100% interest)
                   CRN Holdings Inc. (100% interest)
                                      International Response Corporation (100% interest)
                                                        Venezuelan Response Corporation, C.A.
                                                        (100% interest)
                                      National Response Corporation (100% interest)
                                                        National Response Corporation of Puerto
                                                        Rico (100% interest)
                                                        OSRV Holdings, Inc. (100% interest)
                                      NRC Services, Inc. (100% interest)
                   Energy Logistics, Inc. (66% interest)
                                      Liberty Services, Inc. (100% interest)
                   ERST/O'Brien's, Inc. (100% interest)
                                      ERST, Inc. (100% interest)
                                                        O'Brien's Oil Pollution Services, Inc. (100%
                                                        interest)
                   F2B Investments Inc. (100% interest)
                   G & B Marine Transportation, Inc. (100% interest)
                   Galaxie Offshore Inc. (100% interest)o
                   Gilbert Cheramie Boats, Inc. (100% interest)
                   Gilco Supply Boats Inc. (100% interest)
                   Graham Boats Inc. (100% interest)o
                   Graham Marine Inc. (100% interest)
                   Graham Offshore Inc. (100% interest)o
                   Hampton Barge Line, Inc. (100% interest)
                                      Weston Barge Line, Inc. (100% interest)
                   Inland River Towing (100% interest)
                   McCall Enterprises, Inc. (100% interest)
                                      Cameron Boat Rentals, Inc. (100% interest)o
                                                        Gladys McCall, Inc. (100% interest)o
                                      Cameron Crews, Inc. (100% interest)
                                      Carroll McCall, Inc. (100% interest)o



                                      Gulf Marine Transportation Inc. (100% interest)o
                                      McCall's Boat Rentals, Inc. (100% interest)o
                                      McCall Crewboats, L.L.C. (50% interest)
                                      McCall Marine Services, Inc. (100% interest)o
                                      Philip Allan McCall, Inc. (100% interest)o
                                      McCall Support Vessels, Inc. (100% interest)
                                                        McCall Crewboats, L.L.C. (50% interest)
                                      SEAMAC Offshore L.L.C. (50% interest)
                   Offshore Aviation Inc. (100% interest)
                   N.F. McCall Crews, Inc. (100% interest)
                   Plaisance Marine Inc. (100% interest)
                   SCF Barge Line II (100% interest)
                   SCF Management Services Inc. (100% interest)
                   SCF Marine Inc. (100% interest)
                   SCF Transportation, Inc. (100% interest)
                   SCF Towing Corporation (100% interest)
                   SEACOR Bulk Carriers Inc. (100% interest)
                   SEACOR Capital (Singapore) Pte. (100% interest)
                   SEACOR Capital (UK) Ltd. (100% interest)
                                      Boston Putford Offshore Safety Ltd. (100% interest)
                                                        Putford Ltd. (100% interest)
                                                        Southern Crewing Services Ltd. (100%
                                                        interest)
                                                        Warbler Shipping Ltd. (100% interest)
                   SEACOR Capital Corporation (100% interest)
                   SEACOR Capital Two Ltd. (100% interest)
                   SEACOR Communications Inc.
                   SEACOR International Chartering Ltd. (100% interest)
                   SEACOR International Ltd. (100% interest)
                   SEACOR Management Services Inc. (100% interest)
                   SEACOR Marine (Asia) Pte. Ltd. (100% interest)
                   SEACOR Marine (Bahamas) Inc. (100% interest)
                   SEACOR Marine (Nigeria) Inc. (100% interest)o
                                      West Africa Offshore Ltd. (40% interest)
                   SEACOR Marine (IOM) Ltd. (100% interest)
                   SEACOR Marine (West Africa) SAS (100% interest)
                   SEACOR Marine Inc. (100% interest)o
                                      Arthur Levy Enterprises, Inc. (100% interest)o
                                                        SEACOR Deepwater 1, Inc. (49.71%
                                                        interest)o
SEACOR Marine (Europe) B.V. (100% interest) o
                                      SEAMAC Offshore L.L.C. (50% interest)
                   SEACOR Marine International Inc. (100% interest)o
                                      SEACOR Marine (Mexico) Inc. (100% interest)
                                      SEACOR Ocean Support Services Inc. (100% interest)o
                                      SEACOR Ocean Lines Inc. (100% interest)o

                   SEACOR Marine Management Ltd. (100% interest)
                   SEACOR Ocean Boats Inc. (100% interest)
                   SEACOR Offshore Inc. (100% interest)o
                                      SEACOR Deepwater 1, Inc. (50.29% interest)o
                                      SEACOR Deepwater 2, Inc. (100% interest)o
                                      SEACOR Deepwater 3, Inc. (100% interest)o
                   SEACOR Offshore Rigs Inc. (100% interest)
                   SEACOR Supply Ships Associates Inc. (100% interest)o
                   SEACOR Worldwide Inc. (100% interest)o
                                      Coseamar Inc. (100% interest)
                                                        SEACOR-SMIT Holdings B.V. (80% interest)
                                      SEACOR Offshore Supplyships One Ltd. (100%
                                      interest)
                               SEACOR Offshore Supplyships Two Ltd. (100%     interest) (in liquidation)
                                      SEACOR-SMIT Offshore I B.V. (100% interest)(in liquidation)
                                      SEACOR-SMIT Offshore II B.V. (100% interest)(in liquidation)
                   SEACOR-SMIT Offshore (International) Inc. (100% interest)
                                      SEACOR-SMIT Holdings B.V. (10% interest)
                   SEACOR-SMIT Offshore (International) Ltd. (100% interest)o
                   SEACOR-SMIT Offshore (Worldwide) Ltd. (100% interest)o
                   SEACOR-SMIT Offshore I Inc. (100% interest)
                                      SEACOR-SMIT Holdings B.V. (10% interest)
                                      SMIT Holdings Inc. (100% interest)
                   Stirling Shipping Holdings Ltd. (100% interest)
                                      Stirling Shipping Company Ltd. (100% interest)
                                                        Stirling Marine Ltd. (100% interest)
                                                        Stirling Offshore Ltd. (100% interest)
                                                        Stirling Shipmanagement (100% interest)
                                                        Bruce Marine Ltd. (100% interest)
                   Suffolk Barge Line Inc. (100% interest)
                   VEESEA Holdings Inc. (98.9% interest)
                                      Gem Shipping Inc. (100% interest)
                                      Gem Shipping Ltd. (100% interest)o
                                      Storm Shipping Inc. (100% interest)
                                      Vector-Seacor Ltd. (100% interest)
                   Vision Offshore Inc. (100% interest)
                                      SEACOR VISION LLC (75% interest)o

                                   SCHEDULE C
                                   ----------

                                   THE VESSELS
                                   -----------

VESSELS BY CLASS
AS OF 12/31/2001

VSL/DEPT NAME                                        CLASS                    LENGTH            HP       YR. BUILT           RIGHTS
Merou                                                AHTS                      195             8,000        1982              Owned
Tiger Fish                                           AHTS                      195             8,000        1982              Owned
Jade Fish                                            AHTS                      196             8,000        1982              Owned
Isla Ballena                                         AHTS                      197             6,200        1984                JV
Shin Niche Maru                                      AHTS                      198             4,000        1997                JV
Isla de Cedros                                       AHTS                      198             6,140        1982                JV
Smit-Lloyd 74                                        AHTS                      198             6,000        1982              Owned
Smit-Lloyd 120                                       AHTS                      208           10,000         1983              Owned
Smit-Lloyd 121                                       AHTS                      208           10,000         1983              Owned
Smit Curacao                                         AHTS                      210             8,000        1974                JV
Smit-Lloyd 110                                       AHTS                      210             8,000        1975                JV
Seacor Lenga (ex Smit Lenga)                         AHTS                      210             6,000        1982                JV
Seacor Lilen                                         AHTS                      212             9,000        1985                JV
Smit-Lloyd 90                                        AHTS                      212             9,000        1985              Owned
Stirling Sirius                                      AHTS                      213             9,180        1985              Owned
Stirling Spica                                       AHTS                      213             9,180        1985              Owned
Seacor Energy                                        AHTS                      216             6,140        1985              Owned
Seacor Force                                         AHTS                      216             6,140        1985              Owned
Seacor Star (ex Sea-Aker Star)                       AHTS                      216             7,200        1978              Owned
Seacor Valiant                                       AHTS                      220             8,000        1999              Owned
Seacor Valor                                         AHTS                      220             8,000        1999              Owned
Seacor Venture                                       AHTS                      220             8,000        2000              Owned
Seacor Voyager                                       AHTS                      220             8,000        1999              Owned
Seacor Vantage                                       AHTS                      221           12,280         1998              Owned
Smit-Lloyd Sound                                     AHTS                      222             7,885        1983              Owned
Smit-Lloyd Safe                                      AHTS                      222             9,280        1983              Owned
Seacor Vision                                        AHTS                      225           12,280         1997              BB-in
Smit-Lloyd 72                                        AHTS                      238             6,000        1981              Owned
Stirling Iona                                        AHTS                      242           15,000         2000              Owned
Gerard Jordan                                        AHTS                      255           14,000         1998              Owned
Seacor Vanguard                                      AHTS                      255           14,400         1998              BB-in
                  TOTAL AHTS                          31

Albert McCall                                        Crew                      110             2,100        1980              Owned
Carroll McCall                                       Crew                      110             2,100        1979              Owned
Henry McCall                                         Crew                      110             2,100        1979              Owned
Joseph McCall                                        Crew                      110             2,100        1978              Owned
Katherine McCall                                     Crew                      110             2,100        1980              Owned
Pete McCall                                          Crew                      110             2,100        1979                JV
Phyllis McCall                                       Crew                      110             2,100        1976              Owned
Sybil McCall                                         Crew                      110             2,100        1982              Owned


Kelly McCall                                         Crew                      110             2,400        1981              Owned
William R. McCall                                    Crew                      110             2,720        1980              Owned
Miss Mona                                            Crew                      120             2,040        1987              BB-in
Joyce McCall II                                      Crew                      125             3,000        1981              Owned
Miss Adrian                                          Crew                      130             2,040        1990              BB-in
Miss Allie                                           Crew                      130             2,040        1989              Owned
Miss Allison                                         Crew                      130             2,040        1990              Owned
Miss Angela                                          Crew                      130             2,040        1991              BB-in
Miss Anita                                           Crew                      130             2,040        1989              Owned
Miss Anna                                            Crew                      130             2,040        1989              Owned
Miss Beth                                            Crew                      130             2,040        1990              BB-in
Miss Carissa                                         Crew                      130             2,040        1989              BB-in
Miss Diane                                           Crew                      130             2,040        1988              BB-in
Miss Ellen                                           Crew                      130             2,040        1989              Owned
Miss Faye                                            Crew                      130             2,040        1991              BB-in
Miss Freida                                          Crew                      130             2,040        1990              Owned
Miss Gayla                                           Crew                      130             2,040        1988              Owned
Miss Ina                                             Crew                      130             2,040        1990              Owned
Miss Janice                                          Crew                      130             2,040        1991              Owned
Miss Kathy                                           Crew                      130             2,040        1991              Owned
Miss Margaret                                        Crew                      130             2,040        1990              Owned
Miss Mary Ann                                        Crew                      130             2,040        1991              Owned
Miss Maureen                                         Crew                      130             2,040        1988              BB-in
Miss Melissa                                         Crew                      130             2,040        1990              Owned
Miss Pam                                             Crew                      130             2,040        1990              Owned
Miss Peggy Ann                                       Crew                      130             2,040        1989              Owned
Miss Ramona                                          Crew                      130             2,040        1990              Owned
Miss Susan                                           Crew                      130             2,040        1989              Owned
Miss Sybil                                           Crew                      130             2,040        1988                JV
Miss Velma                                           Crew                      130             2,040        1988                JV
Stephanie McCall                                     Crew                      130             2,720        1991              Owned
Sylvia F                                             Crew                      130             2,800        1990              Owned
Madeleine McCall                                     Crew                      130             2,880        1990              Owned
Beverly F                                            Crew                      135             2,700        1993              Owned
Kevin McCall                                         Crew                      135             2,800        1994              Owned
Phyllis McCall II                                    Crew                      135             2,800        1995              Owned
Miss Kathryn                                         Crew                      135             3,160        1993              Owned
Miss Pamela                                          Crew                      135             3,160        1994              BB-in
Miss Pearl                                           Crew                      135             3,160        1993              Owned
Miss Pearl Louise                                    Crew                      135             3,160        1994              BB-in
Miss Amanda                                          Crew                      135             3,260        1995              Owned
Green Ocean                                          Crew                      136             4,000        1993                JV
Jill McCall                                          Crew                      143             3,200        1996              Owned
Marilyn McCall                                       Crew                      143             3,200        1997              Owned
Caleb McCall                                         Crew                      145             3,250        1985              Owned
Paula McCall                                         Crew                      145             3,250        1984              Owned
Tim McCall                                           Crew                      145             3,400        1991              Owned
Adam McCall                                          Crew                      145             3,500        1994              Owned
Carol Ann McCall                                     Crew                      145             3,500        1997              Owned
Freda McCall                                         Crew                      145             3,500        1996              Owned
Susan F McCall                                       Crew                      145             3,500        1999              Owned
Jan F                                                Crew                      147             3,500        1995              Owned


Sharon F                                             Crew                      148             3,500        1996              Owned
Miss Darlene                                         Crew                      150             3,500        1998              BB-in
Miss Vickie                                          Crew                      150             3,500        1998              Owned
Pelican Glory                                        Crew                      151             4,400        1998                JV
Pelican Pride                                        Crew                      151             5,600        1999                JV
Pelican Venture                                      Crew                      151             5,600        1999                JV
Pelican Vision                                       Crew                      151             6,120        1999                JV
Blair McCall                                         Crew                      155             3,250        1987              Owned
Pelican Challenge                                    Crew                      155             4,000        1998                JV
Aaron McCall                                         Crew                      155             4,080        1988              Owned
Linda F.                                             Crew                      155             6,750        2001              Owned
Annabeth McCall                                      Crew                      160             4,080        1989              Owned
Ashley Alyse McCall                                  Crew                      160             4,080        1991              Owned
Billy McCall                                         Crew                      160             4,080        1990              Owned
Deanne McCall                                        Crew                      160             4,080        1991              Owned
Hilda McCall                                         Crew                      160             4,080        1997              BB-in
Jered McCall                                         Crew                      160             4,080        1990              Owned
Norman McCall                                        Crew                      160             4,080        1989              Owned
Sam McCall                                           Crew                      160             4,080        1991              Owned
Jason K. McCall                                      Crew                      160             6,750        2001              Owned
Victor O. McCall                                     Crew                      160             6,750        2000              Owned
Pelican Pursuer                                      Crew                      164             9,600        2001                JV
Christine McCall                                     Crew                      165             5,400        1998              Owned
Keith G. McCall                                      Crew                      165             7,200        2001                JV
Milton R. McCall                                     Crew                      165             7,200        2001              Owned
Pelican Champion                                     Crew                      165             9,496        2000                JV
Charles F. McCall                                    Crew                      170             6,750        2000              Owned
Sara F. McCall                                       Crew                      170             6,750        1999              Owned
Doreen McCall                                        Crew                      180             8,100        1999              Owned
John B.Martin McCall                                 Crew                      180             8,100        1998              Owned
Phillip Alan McCall                                  Crew                      180             8,100        1999              Owned
                  TOTAL CREW                          91

Autry G                                           Mini-Supply                  126             1,200        1991              Owned
Janson G                                          Mini-Supply                  126             1,200        1991              BB-In
John Michael G                                    Mini-Supply                  126             1,200        1991              Owned
Jim G                                             Mini-Supply                  126             1,440        1999              Owned
Lloyd G                                           Mini-Supply                  126             1,440        1999                JV
Louis G. (ex Harry Allen G.)                      Mini-Supply                  130             1,350        1985                JV
Mr. Benny                                         Mini-Supply                  135             1,200        1981              Owned
Oaklawn                                           Mini-Supply                  135             1,200        1991              BB-in
Joyce                                             Mini-Supply                  145             1,200        1995              Owned
Erika Lynn                                        Mini-Supply                  145             1,520        1985              Owned
Linda                                             Mini-Supply                  145             1,520        1991              Owned
Mickey Gilbert                                    Mini-Supply                  145             1,520        1994              Owned
Sea Horse I                                       Mini-Supply                  150             1,500        1997              Owned
Sea Horse II                                      Mini-Supply                  150             1,500        1997              Owned
Sea Horse III                                     Mini-Supply                  150             1,500        1998              Owned
Sea Horse IV                                      Mini-Supply                  150             1,500        1998              Owned
Sea Horse V                                       Mini-Supply                  150             1,500        1998              Owned
Sea Horse VI                                      Mini-Supply                  150             1,500        2000              Owned
Seacor Eagle                                      Mini-Supply                  150             1,500        2001              Owned


Seacor Hawk                                       Mini-Supply                  150             1,500        2001              Owned
Celeste Elizabeth                                 Mini-Supply                  150             1,520        1997              Owned
Dean Andrew                                       Mini-Supply                  150             1,520        1998              Owned
Emelie Ann                                        Mini-Supply                  150             1,520        1999              Owned
Gary John                                         Mini-Supply                  150             1,520        1999              Owned
Harry Joseph                                      Mini-Supply                  150             1,520        1999              Owned
Hilton Joseph                                     Mini-Supply                  150             1,520        1997              Owned
              TOTAL MINI-SUPPLY                       26

Ocean Shield                                        Project                    189             2,600        1981                JV
Seacor Clipper                                  Project-Freight                254             2,700        1983              Owned
Seacor Surf                                       Project-Geo                  150             1,750        1982              Owned
                 TOTAL OTHER                           3

Britannia Harvester                                 Standby                    117             2,000        1971              Man-In
Britannia Conquest                                  Standby                    117             2,000        1974              Man-In
Britannia Monarch                                   Standby                    117             2,000        1973              Man-In
Britannia Warrior                                   Standby                    118             2,000        1971              Man-In
Black Watch                                         Standby                    118             1,222        1976              Man-In
Putford Sky                                         Standby                    120             1,045        1967              Owned
Putford Puffin                                      Standby                    134             1,439        1969              Owned
Toisa Teal                                          Standby                    139             1,700        1980               Pool
Toisa Widgeon                                       Standby                    139             1,700        1981            Pool/Man
Putford Shore                                       Standby                    151             1,577        1967              Owned
Putford Guardian                                    Standby                    152             1,971        1967              Owned
Nova                                                Standby                    157             2,365        1969              Owned
Putford Achates                                     Standby                    163             2,365        1976              Owned
Putford Ajax                                        Standby                    163             2,365        1976              Owned
Putford Sea Mussel                                  Standby                    167             2,465        1974              Owned
Putford Apollo                                      Standby                    168             2,309        1975              Owned
Putford Acasta                                      Standby                    171             3,351        1972              Owned
Putford Athena                                      Standby                    176             6,077        1975              Owned
Putford Artemis                                     Standby                    177             3,520        1975              Owned
Putford Achilles                                    Standby                    178             4,140        1972              Owned
Typhoon                                             Standby                    180             2,250        1976              Owned
Toisa Petrel                                        Standby                    180             2,250        1977            Pool/Man
Toisa Puffin                                        Standby                    180             2,260        1979            Pool/Man
Putford Viking                                      Standby                    183             4,733        1976                JV
Toisa Plover                                        Standby                    185             2,250        1983            Pool/Man
Putford Trader                                      Standby                    189             4,000        1976              Owned
Putford Rover                                       Standby                    191             7,655        1981              Owned
Putford Worker                                      Standby                    200             3,158        1975              Owned
Putford Aries                                       Standby                    202             4,800        1977              Owned
Pearl                                               Standby                    215             6,166        1985              Owned
                  TOTAL SBSV                          30

Cameron                                             Supply                     166             1,800        1981              Owned
Isla Clarion                                        Supply                     166             1,800        1982                JV
Isla de Lobos                                       Supply                     166             1,800        1978                JV
Seacor Anna                                         Supply                     166             1,800        1980              Owned
Marmex I                                            Supply                     166             2,120        1979                JV
Marmex III                                          Supply                     166             2,120        1980                JV


Clay Ella                                           Supply                     167             2,400        2001              Owned
Jean Gilbert                                        Supply                     167             2,400        2000              Owned
Golfo de Mexico                                     Supply                     178               n.a.       1971                JV
Dorado                                              Supply                     180             1,860        1982              Owned
Smit-Lloyd 55                                       Supply                     186             5,331        1988              Owned
Astro Badejo                                        Supply                     187             2,400        1989                JV
Seacor Sabre                                        Supply                     194             2,500        1998              BB-in
Seacor Spirit                                       Supply                     197             3,900        1998              Owned
Seacor Conquest                                     Supply                     204             4,200        1999              Owned
Stirling Dee                                        Supply                     212             5,600        1985              Owned
Stirling Esk                                        Supply                     214             5,600        1986              Owned
Seacor Fortitude (ex BO30)                          Supply                     217             3,600        1979              Owned
Seacor Freedom (ex BO29)                            Supply                     217             3,600        1980              Owned
Discovery Island                                    Supply                     220             3,000        1991              BB-In
Sun Island (ex BO26)                                Supply                     220             3,000        1990              BB-in
Avery Island                                        Supply                     220             3,900        1991              BB-in
Galaxie                                             Supply                     220             3,900        1997              BB-in
Seacor Alcina                                       Supply                     220             3,900        1998              Owned
Stirling Vega                                       Supply                     223             5,080        1983              Owned
Stirling Altair                                     Supply                     224             5,000        1985              Owned
Stirling Capella                                    Supply                     226             5,080        1983              Owned
Stirling Pegasus                                    Supply                     226             6,610        1992              Owned
Smit-Lloyd Fame                                     Supply                     235             5,440        1995              Owned
Smit-Lloyd Fortune                                  Supply                     235             5,440        1995              Owned
Seacor Frontier                                     Supply                     248             3,600        1981              BB-in
Seacor Glory                                        Supply                     251             5,000        1999              Owned
Stirling Aquarius                                   Supply                     269             6,600        1991              Owned
Stirling Spey                                       Supply                     272             6,596        1999              Owned
Stirling Tay                                        Supply                     272             6,596        1998              Owned
Stirling Clyde                                      Supply                     272             6,600        1996              Man-In
Stirling Forth                                      Supply                     272             6,600        1996              Man-In
                 TOTAL SUPPLY                         37

Marmex VII                                          Towing                     125             4,460        1977                JV
Coral Fish                                          Towing                     149             3,200        1981              Owned
Laurel                                              Towing                     180             4,000        1974                JV
Lingue                                              Towing                     180             4,000        1974                JV
Luma                                                Towing                     180             4,000        1974                JV
Ocean Suez                                          Towing                     180             3,600        1975                JV
Isla Cozumel                                        Towing                     185             3,000        1978                JV
Isla del Carmen                                     Towing                     185             3,000        1978                JV
Isla Tiburon                                        Towing                     185             3,000        1978                JV
Long Island                                         Towing                     185             3,000        1978                JV
Isla Coronado                                       Towing                     185             3,900        1982                JV
Isla Montague (ex Orca)                             Towing                     185             3,900        1982                JV
Narwhal                                             Towing                     185             3,900        1982              Owned
Beryl Fish                                          Towing                     187             4,350        1983              Owned
Pearl Fish                                          Towing                     187             4,350        1984              Owned
Ocean Aswan                                         Towing                     188             4,500        1982                JV
Ocean Luxor                                         Towing                     188             4,500        1983                JV
Mako (ex SL 26)                                     Towing                     188             4,500        1982              Owned
Moray (ex SL 31)                                    Towing                     188             4,500        1983              Owned


Smit-Lloyd 25                                       Towing                     188             4,500        1982              Owned
Smit-Lloyd 27                                       Towing                     188             4,500        1982              Owned
Smit-Lloyd 28                                       Towing                     188             4,500        1983              Owned
Smit-Lloyd 32                                       Towing                     188             4,500        1983              Owned
Smit-Lloyd 33                                       Towing                     188             4,500        1984              Owned
Ocean Dirk                                          Towing                     189             4,200        1981                JV
Ocean Drum                                          Towing                     189             4,200        1982                JV
San Miguel                                          Towing                     190             4,400        1999              Owned
Santa Cruz                                          Towing                     190             4,400        1999              Owned
Smit-Lloyd 57                                       Towing                     190             5,331        1987              Owned
Isla Pelicano (ex Seacor Louisiana)                 Towing                     195             6,140        1984                JV
Seacor Texas                                        Towing                     195             6,140        1984              Owned
Smit-Lloyd Matsas 1                                 Towing                     196             3,000        1965                JV
Smit-Lloyd Matsas 2                                 Towing                     196             3,000        1966                JV
Seacor Rebel                                        Towing                     198             3,900        1983              BB-in
Parrot Fish                                         Towing                     199             5,300        1983              Owned
Maria Corina                                        Towing                     200             5,226        1998              Owned
Isla Guadalupe (ex Cynthia Marie)                   Towing                     200             5,300        1998                JV
Seacor Explorer                                     Towing                     200             5,300        2001              BB-in
Seacor Navigator                                    Towing                     200             5,300        2001              Owned
Seacor Argosy                                       Towing                     200             5,300        1998              Owned
Seacor Power                                        Towing                     214             6,140        1983              Owned
Seacor Yankee                                       Towing                     227             3,900        1982              BB-in
                 TOTAL TOWING                         42

Edison G                                            Utility                     96               680        1982              Owned
Jimmie G                                            Utility                     96               680        1982              Owned
Laurie G                                            Utility                     96               680        1979              Owned
Adeline                                             Utility                     96               900        1982              Owned
Sterling                                            Utility                     96               900        1982              Owned
Mary Diane McCall                                   Utility                    110               800        1981              Owned
Sallie McCall                                       Utility                    110               800        1981              Owned
Davenport                                           Utility                    110             1,000        1980              Owned
Lockhart                                            Utility                    110             1,000        1981              Owned
Luckland                                            Utility                    110             1,000        1977              Owned
Gladys McCall                                       Utility                    110             1,100        1974              Owned
Alex G                                              Utility                    110             1,200        1979              Owned
Allie G                                             Utility                    110             1,200        1978              Owned
Angela G                                            Utility                    110             1,200        1981              Owned
Anna G                                              Utility                    110             1,200        1978              Owned
Annette G                                           Utility                    110             1,200        1980              Owned
Austin G                                            Utility                    110             1,200        1979              Owned
Avalon                                              Utility                    110             1,200        1979              Owned
Avoca                                               Utility                    110             1,200        1981              Owned
Bernie G                                            Utility                    110             1,200        1981              Owned
Betty G                                             Utility                    110             1,200        1979              Owned
Boy Blue                                            Utility                    110             1,200        1980              Owned
Celestine G                                         Utility                    110             1,200        1981              Owned
Columbia G                                          Utility                    110             1,200        1979              Owned
Dixie                                               Utility                    110             1,200        1980              Owned
Edith G                                             Utility                    110             1,200        1980              Owned
Eric G                                              Utility                    110             1,200        1979              Owned


Glenda G                                            Utility                    110             1,200        1982              Owned
Jackie G                                            Utility                    110             1,200        1979              Owned
Jeremy G                                            Utility                    110             1,200        1981              Owned
Jerry G                                             Utility                    110             1,200        1979              Owned
Joseph G                                            Utility                    110             1,200        1978              Owned
Keith G                                             Utility                    110             1,200        1977              Owned
Levert G                                            Utility                    110             1,200        1978              Owned
Lynda G                                             Utility                    110             1,200        1979              Owned
Margaret G                                          Utility                    110             1,200        1978              Owned
Mark G                                              Utility                    110             1,200        1978              Owned
Merttie G                                           Utility                    110             1,200        1978              Owned
Miriam G                                            Utility                    110             1,200        1979              Owned
Mr. Lin                                             Utility                    110             1,200        1981              Owned
Myrtle Ann G                                        Utility                    110             1,200        1982              Owned
Ramona G                                            Utility                    110             1,200        1983              Owned
Ron Paul                                            Utility                    110             1,200        1981              Owned
Sean G                                              Utility                    110             1,200        1980              Owned
Shelley G                                           Utility                    110             1,200        1980              Owned
Shirley G                                           Utility                    110             1,200        1980              Owned
Sorolta Marie                                       Utility                    110             1,200        1981              Owned
Tami G                                              Utility                    110             1,200        1982              Owned
Warren G                                            Utility                    110             1,200        1977              Owned
Weston G                                            Utility                    110             1,200        1981              Owned
Tom McCall                                          Utility                    110             1,400        1981              Owned
Adam J.                                             Utility                    118             1,200        1981              Owned
Artamay                                             Utility                    118             1,200        1981              Owned
Idlewild                                            Utility                    120             1,200        1978              Owned
Marianne V (ex Lagonda)                             Utility                    120             1,200        1978                JV
Mister Gil                                          Utility                    120             1,200        1978              Owned
Mr. Thomas                                          Utility                    120             1,200        1978              Owned
Philocles                                           Utility                    120             1,200        1982              Owned
Union Explorer                                      Utility                    120             1,300        1982              Owned
Deborah McCall                                      Utility                    120             1,400        1981              Owned
Joyce McCall                                        Utility                    120             1,400        1977              Owned
Brian Paul                                          Utility                    125             1,200        1979              Owned
Cecelia C                                           Utility                    125             1,200        1979              Owned
Marmex IV                                           Utility                    125             1,200        1981                JV
Mr. David                                           Utility                    125             1,200        1981              Owned
                TOTAL UTILITY                         65


TOTAL OF ALL VESSELS (INCLUDING JVS & BAREBOATS):                                          325
-------------------------------------------------                                          ---


                                   SCHEDULE D
                                   ----------

                                 EXISTING LIENS
                                 --------------

SECURED OBLIGATIONS                                            COLLATERAL
-------------------                                            ----------
GBP 15,255,700 Ex-Stirling Stockholders due
May 4, 2002                                                    Standby L/C GBP 15,255,700

$12,131,883 Caterpillar Financial - debt assumed in
acquisition of Rincon vessels                                  M/V San Miguel
                                                               M/V Sant Cruz

$120,936 Southwest Bank - debt assumed in SCF
acquisition                                                    1st Preferred Ship Mortgage
                                                               covering 11 barges

$209,455 Liberty:  Concord                                     Various Equipment

$116,039 Liberty:  Hibernia Collateral Loans                   All Accounts & General
                                                               Intangibles

                                   SCHEDULE E
                                   ----------

                            EXISTING INDEBTEDNESS (1)
                            -------------------------

SECURED DEBT                                                                                                         12/31/2001
------------                                                                                                         ----------
Ex-Stirling Stockholders due 5/14/02 (2)                                                                                  21,357,980

Caterpillar Financial - debt assumed in acquisition of Rincon vessels                                                     12,131,883

Southwest Bank - debt assumed in SCF acquisition                                                                             120,936

Liberty:  Concord                                                                                                            209,455
Liberty:  Hibernia Collateral Loans                                                                                          116,039
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           TOTAL SECURED DEBT             33,936,293

UNSECURED DEBT
--------------

5 3/8% Convertible Subordinated Notes due 2006, interest
payable semi-annualy commencing 1997                                                                                      46,320,000

7.2% Senior Notes Due 2009, interest payable semi-annually                                                               147,500,000

5.467% Subordinated Promissory Notes due SMIT in 2004,
interest payable quarterly commencing March 1999                                                                          23,200,000

Ex-Putford Stockholders                                                                                                   10,920,000

DnB Credit Facility                                                                                                       30,000,000

Liberty:  Hibernia                                                                                                           346,832
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         TOTAL UNSECURED DEBT            258,286,832

Less:

  Debt discount, 7.2% Senior Notes Due 2009                                                                                (398,489)

  Debt discount, Putford                                                                                                 (1,359,693)

  Debt discount, Stirling                                                                                                   (66,005)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   TOTAL DEBT            290,398,938

Less: (Portion Due Within One Year)

   Caterpillar Financial - debt assumed in acquisition of Rincon vessels                                                (12,131,883)



   Ex-Stirling Stockholders                                                                                             (21,357,980)

   Liberty:  Hibernia                                                                                                       (28,579)

   Liberty:  Concord                                                                                                        (75,639)

   Liberty:  Hibernia Collateral Loans                                                                                      (48,971)

   Southwest Bank - debt assumed in SCF acquisition                                                                         (80,624)

   Debt discount, Stirling                                                                                                    66,005
-----------------------------------------------------------------------------------------------------------------------------------
                        CURRENT PORTION OF LONG-TERM DEBT                                                               (33,657,671)

                       TOTAL LONG-TERM DEBT                                                                              256,741,267



(1) Preliminary not Audited Numbers
(2) This debt is secured with a standby letter of credit issued under the existing credit facility due 6/14/02

                                   SCHEDULE F
                                   ----------

                           EXISTING LETTERS OF CREDIT
                           --------------------------




LETTERS OF CREDIT                                              12/31/2001
-----------------                                              ----------

DEN NORSKE BANK ASA                                        GBP 15,255,700

     Used in the acquisition of Stirling Shipping, expires on 6/14/02

                                                                       EXHIBIT 1


                                 PROMISSORY NOTE


                                                              ____________, 2002

                                                              New York, New York


                  FOR VALUE RECEIVED, the undersigned SEACOR SMIT INC., a corporation incorporated under the laws of the State of Delaware (the "Borrower"), hereby promises to pay to the order of [INSERT NAME OF LENDER], [INSERT JURISDICTION OF ORGANIZATION OF LENDER AND TYPE OF ENTITY] ("_____"), with offices at [INSERT ADDRESS OF LENDER], the principal sum of [INSERT AMOUNT OF COMMITMENT OF LENDER] United States Dollars or the equivalent thereof where a portion of the Credit Facility is in a Foreign Currency or Currencies (as the same may be reduced from time to time pursuant to Sections 5.3 of the Credit Agreement hereinafter defined) or, if less, the aggregate unpaid principal amount of the Advances from time to time outstanding made by ___________ to the Borrower pursuant to the Credit Agreement dated February 5, 2002, by and among, the Borrower, the Banks and Financial Institutions set out in Schedule A thereto, Fleet National Bank, as syndication agent, Den norske Bank ASA as Administrative agent , Nordea, acting through Nordea Bank Finland Plc, New York Branch, as documentation agent, and The Governor and Company of the Bank of Scotland, as co-agent (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"). The Borrower shall repay all outstanding Advances on the Termination Date. This promissory note may be prepaid on such terms as provided in the Credit Agreement. The Borrower shall repay or prepay each Advance (or portion thereof), together with interest accrued thereon, in the same currency as that in which such Advance was denominated when it was originally advanced by the Lenders.

                     Words and expressions used herein and defined in the Credit Agreement shall have the same meanings herein as therein defined.

                     The Advances shall bear interest for the period(s) of one
(1), two (2), three (3), six (6), nine (9) or twelve
(12) months (or such longer period as may be agreed by the Lenders), as selected by the Borrower pursuant to Section 6.3 of the Credit Agreement, at the rate per annum which is equal to the aggregate of, (a) LIBOR plus (b) the Margin, as provided in Section 6.1 of the Credit Agreement. Any payments under the Credit Agreement or hereunder not paid when due, whether by acceleration or otherwise, shall bear interest thereafter at a rate per annum equal to two hundred (200) basis points over the Applicable Rate then in effect with respect thereto at the time of such default.

                  All payments of principal and interest hereunder are payable in lawful money of the United States of America, the United Kingdom, The Netherlands, France, or Singapore, the Euro or any other currency freely convertible into U.S. Dollars, as the case may be, to the Administrative Agent at its offices located at 200 Park Avenue, New York, New York or to such other branch of the Administrative Agent as the Administrative Agent may direct, in immediately available same day funds.

                  The Administrative Agent may endorse the amount, currency and the date of the making of each Advance and any payment or prepayment thereof on the grid annexed hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that any failure to endorse such information on such grid shall not in any manner affect the obligation of the Borrower to make payment of principal and interest in accordance with the terms of this promissory note.

                  If this promissory note or any payment required hereunder becomes due and payable on a day which is not a Banking Day the due date thereof shall be extended until the next following Banking Day unless such next following Banking Day falls in the following calendar month, in which case, this promissory note or any payment required hereunder shall be due on the immediately preceding Banking Day. Any interest shall be payable during any such extension at the rate applicable immediately prior thereto.

                  This promissory note is one of the Notes referred to in, and is entitled to the security and benefits of, the Credit Agreement. Upon the occurrence of any Event of Default under the Credit Agreement, the principal hereof and accrued interest hereon may be declared to be and shall thereupon become, forthwith, due and payable.

                  Presentment, demand, protest and notice of dishonor of this promissory note or any other notice of any kind are hereby expressly waived.

                  THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PROMISSORY NOTE.

                  THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the Borrower has executed and delivered this Promissory Note on the date and year first above written.

                                           SEACOR SMIT INC.



                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

====================== ============================ ==================================== ========================== ===============
                       Amount and

                       Currency of                  Amount of Principal                  Outstanding                Notation

Date                   Each Advance                 Paid or Repaid                       Balance                    Made By
====================== ============================ ==================================== ========================== ===============

                                                                       EXHIBIT 2

                      FORM OF ADMINISTRATIVE QUESTIONNAIRE


                       LENDER ADMINISTRATIVE QUESTIONNAIRE
================================================================================

At closing, ______________________________ will assume the duties and functions of Administrative Agent for the Facility. This questionnaire should be completed in order to facilitate closing and ongoing communication.



FAX ALONG WITH COMMITMENT LETTER TO:


-----------------------------------------------------------------------------------------------------------------------------------
                              BORROWER INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
BORROWER NAME:                          SEACOR SMIT Inc.
                                        -------------------------------------------------------------------------------------------
AMOUNT AND FACILITY:                    $200,000,000  Revolving Credit Facility
                                        -------------------------------------------------------------------------------------------
BORROWER TAX ID(S)#:                    13-3542736
                                        -------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                             PARTICIPANT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
LEGAL NAME OF LENDER FOR SIGNATURE PAGE:
                                                                         ----------------------------------------------------------
NAME OF LENDER FOR ANY EVENTUAL TOMBSTONE:
                                                                         ----------------------------------------------------------
INSTITUTION TAX ID#:
                                                                         ----------------------------------------------------------

GENERAL INFORMATION     DOMESTIC LENDING OFFICE:                                            EURODOLLAR LENDING OFFICE:
Institution Name:
Street Address:
City/State/Zip:
Country:

                                    CREDIT CONTACT                OPERATIONS CONTACT                  Legal Counsel
                                    --------------                ------------------                  -------------
PRIMARY CONTACT:
                            --------------------------------- ------------------------------ ---------------------------------
TITLE:
                            --------------------------------- ------------------------------ ---------------------------------
STREET ADDRESS:
                            --------------------------------- ------------------------------ ---------------------------------
CITY/STATE/ZIP:
                            --------------------------------- ------------------------------ ---------------------------------
COUNTRY:
                            --------------------------------- ------------------------------ ---------------------------------
TELEPHONE #:
                            --------------------------------- ------------------------------ ---------------------------------
FAX #:
                            --------------------------------- ------------------------------ ---------------------------------

                            --------------------------------- ------------------------------ ---------------------------------
EMAIL ADDRESS:
                            --------------------------------- ------------------------------ ---------------------------------

SECONDARY CONTACT:
                            --------------------------------- ------------------------------ ---------------------------------
TITLE:
                            --------------------------------- ------------------------------ ---------------------------------
STREET ADDRESS:
                            --------------------------------- ------------------------------ ---------------------------------
CITY/STATE/ZIP:
                            --------------------------------- ------------------------------ ---------------------------------
COUNTRY:
                            --------------------------------- ------------------------------ ---------------------------------
TELEPHONE #:
                            --------------------------------- ------------------------------ ---------------------------------
FAX #:
                            --------------------------------- ------------------------------ ---------------------------------
EMAIL ADDRESS:
                            --------------------------------- ------------------------------ ---------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                             WIRE ROUTING INSTRUCTIONS
-----------------------------------------------------------------------------------------------------------------------------------
Name of Lender:
                                  -------------------------------------------------------------------------------------------------
ABA Number:
                                  -------------------------------------------------------------------------------------------------
City/State:
                                  -------------------------------------------------------------------------------------------------
Country:
                                  -------------------------------------------------------------------------------------------------
Account Name:
                                  -------------------------------------------------------------------------------------------------
Account Number:
                                  -------------------------------------------------------------------------------------------------
Attention:
                                  -------------------------------------------------------------------------------------------------
Reference:
                                  -------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                 MAILING ADDRESSES
-----------------------------------------------------------------------------------------------------------------------------------
                                        CREDIT AGREEMENT DELIVERY                       FINANCIAL INFORMATION DELIVERY
                                        -------------------------                       ------------------------------
NAME:
                                 ---------------------------------------------- ---------------------------------------------------
TITLE:
                                 ---------------------------------------------- ---------------------------------------------------
STREET ADDRESS:
                                 ---------------------------------------------- ---------------------------------------------------
CITY/STATE/ZIP:
                                 ---------------------------------------------- ---------------------------------------------------
COUNTRY:
                                 ---------------------------------------------- ---------------------------------------------------
TELEPHONE #:
                                 ---------------------------------------------- ---------------------------------------------------
FAX #:
                                 ---------------------------------------------- ---------------------------------------------------
EMAIL ADDRESS:
                                 ---------------------------------------------- ---------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                         TAX WITHHOLDING
-----------------------------------------------------------------------------------------------------------------------------------
Non-Resident Alien:                         YES, FORM [W-8 BEN/W--8 ECI] ATTACHED.
                                 ----------
Tax ID Number:                                                FORM W9 ATTACHED.
                                 ----------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                       ADMINISTRATIVE AGENT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
                                        CREDIT CONTACT                                     CUSTOMER SERVICE (LOAN ADMINISTRATION)
-----------------------------------------------------------------------------------------------------------------------------------
NAME:

Title:

STREET ADDRESS:

CITY/STATE/ZIP:

COUNTRY:

TELEPHONE #:

FAX #:

EMAIL ADDRESS:

-----------------------------------------------------------------------------------------------------------------------------------
                                                      ADMINISTRATIVE AGENT WIRE INSTRUCTIONS
-----------------------------------------------------------------------------------------------------------------------------------
Bank:
                                     ----------------------------------------------------------------------------------------------
ABA Number:
                                     ----------------------------------------------------------------------------------------------
F/O:
                                     ----------------------------------------------------------------------------------------------
Account #:
                                     ----------------------------------------------------------------------------------------------
Reference:
                                     ----------------------------------------------------------------------------------------------
Attn:
                                     ----------------------------------------------------------------------------------------------

Completed By



-------------------

Signature

                                                                       EXHIBIT 3
                                     FORM OF
                                 DRAWDOWN NOTICE

                                                                          [Date]
Den norske Bank ASA
200 Park Avenue
New York, New York 10016
                                 Drawdown Notice
                                 ---------------

                     Pursuant to Section 3.3 of the Revolving Credit Facility Agreement dated as of February 5, 2002 (the "Credit
Agreement") made by and among (1) ourselves as the "Borrower", (2) the banks and financial institutions whose names and addresses are set out in Schedule A thereto (together with any assignee pursuant to Section 11 of the Credit Agreement) (collectively the "Lenders"), (3) Fleet National Bank, as syndication agent , (4) Nordea, acting through Nordea Bank Finland Plc, New York Branch, as documentation agent , (5) The Governor and Company of the Bank of Scotland, as co-agent and (6) Den norske Bank ASA, as administrative agent (the "Administrative Agent"), the undersigned hereby gives the Administrative Agent notice of a drawdown of an Advance. All terms used herein, shall have the meanings given thereto in the Credit Agreement.

                     Drawdown Date:
                     Amount:
                     Currency:
                     Purpose:
                     Initial Interest Period(s):
                     Disbursement Instructions:

                     The undersigned hereby represents and warrants that (a) the representations and warranties stated in Section 2 of the Credit Agreement (updated mutatis mutandis) are true and correct on the date hereof and will be true and correct on the Drawdown Date specified above as if made on such date, except for changes in (i) the Vessels owned, (ii) recorded liens relating thereto or (iii) Liens in respect of Secured Debt, and (b) no Event of Default has occurred and is continuing or will have occurred and be continuing on the Drawdown Date, and no event has occurred or is continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

                     In the event that the Lenders shall not be obliged under the terms of the Credit Agreement to make the above requested Advance (including, without limitation any such failure resulting from the failure of the Borrower to satisfy a condition precedent set forth in Section 4 of the

Credit Agreement)1, the Borrower shall indemnify and hold fully harmless the Lenders or any of them, against any losses which the Lenders or any of them, may sustain as a result of borrowing or agreeing to borrow funds to meet the requested drawdown and the certificate of the relevant Lender shall, absent manifest error, be conclusive and binding on the Borrower as to the extent of any such losses.

                     This Drawdown Notice is effective upon receipt by you and shall be irrevocable.

SEACOR SMIT INC.


By:
       ------------------------

       Name:
       Title:


--------
1 Insert the following in the initial Drawdown Notice -- "or the failure of the Credit Agreement to become effective"

                                                                       EXHIBIT 4
                                     FORM OF
                            LETTER OF CREDIT REQUEST

No.        2                                                      Dated: [Date]
    -------

Den norske Bank ASA
New York Branch
200 Park Avenue
New York, NY 10016-0396

Attn.:
           -------------------------------

Ladies and Gentlemen.

           The undersigned, SEACOR SMIT Inc., refers to the Revolving Credit Facility Agreement, dated February 5, 2002 (as amended, modified or supplemented from time to time, the "Credit Agreement", the capitalized terms defined therein being used herein as therein defined), made by and among (1) the undersigned, as the "Borrower", (2) the banks and financial institutions whose names and addresses are set out in Schedule A thereto (together with any assignee pursuant to Section 11 of the Credit Agreement) (collectively the "Lenders"), (3) Fleet National Bank, as syndication agent , (4) Den norske Bank ASA, as administrative agent, (5) Nordea, acting through Nordea Bank Finland Plc, New York Branch, as documentation agent and (6) The Governor and Company of the Bank of Scotland, as co-agent.

           The undersigned hereby requests that the Letter of Credit Issuer issue on behalf and for the account of the undersigned a Letter of Credit on ________, ____ (the "Date of Issuance") in the aggregate amount of
_____________. The requested Letter of Credit shall be denominated in ________.

           The beneficiary of the requested Letter of Credit will be ___________ and such Letter of Credit will be in support of ____________3 and will have a stated termination date of ________, ____.

           The undersigned hereby certifies that the following statements are true on the date hereof, and will be on the Date of Issuance:

(a) the representations and warranties contained in Section 2 of the Credit Agreement are and will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby, as though made on the Date of

----------
2 Letter of Credit Request Number.
3 Insert description of the L/C Supportable Obligations to which this letter of Credit Request relates.

           Issuance, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, except for changes in (i) the Vessels owned, (ii) recorded liens relating thereto or (iii) Liens in respect of Secured Debt; and

(b) no Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.


Copies of all documentation, if any, with respect to the supported transaction are attached hereto.


                                              SEACOR SMIT Inc.

                                             By:
                                                 --------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT 5


                         FORM OF COMPLIANCE CERTIFICATE

[Date]


Den norske Bank ASA, NY Branch
200 Park Avenue, 31st Floor
New York, NY 10166



          Enclosed, please find the Compliance Certificate required to be delivered under the Credit Facility Agreement, dated February _____, 2002 relating to our $200,000,000 credit facility. The following information has been assembled from the attached financial statements, dated [DATE]. The brief section descriptions outlined below serves to summarize the full text and should there be any conflict in the interpretation of the text used herein and in the Credit Facility Agreement, the latter shall govern ('000' have been omitted in all dollar amounts below).


Definition: EBITDA:
Means on a consolidated basis, the aggregate, to be measured on a trailing twelve (12) month basis, of: (i) operating income (before deductions for interest, taxes, depreciation and amortization), (ii) interest income and (iii) "Equity in Net Earnings of Fifty Percent (50%) or Less Owned Companies" (as such term is used in the Borrower's published financial reports)

                                            4th last qtr.     3rd last qtr      2nd last qtr       Last qtr         Last 12 mos.
Operating Income (as defined above)         $   o              $  o              $  o               $  o             $  o
   plus interest income                         o                 o                 o                  o                o
   plus Equity in Net Earnings of               o                 o                 o                  o                o
     50% or Less Owned Companies.               o                 o                 o                  o                o
                                                o                 o                 o                  o                o
                                                                                                                    ---------------
EBITDA                                      $   o                 o             $   o               $  o             $  o
                                                                                                                    ---------------

Definition: Funded Debt:
Means on a consolidated basis, the sum of (i) indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes, or similar instruments, and purchase money obligations which, in accordance with GAAP, would be shown on the consolidated balance sheet as a liability, (ii) all obligations arising under letters of credit, (iii) all obligations as lessee under leases, which have been, in accordance with GAAP, recorded as capitalized lease obligations,
(iv) guarantees of non-consolidated entity obligations but excluding (v) indebtedness which is consolidated in the Borrower's published financial statements in accordance with GAAP but which represents a minority interest holders' share of such indebtedness unless such minority interest holders' share has been guaranteed by the Borrower or a Subsidiary.

                                         Committed         Outstanding
                                          Amount             Amount
US$200 MM Revolving Credit Facility          o                 o
Capitalized Leases                           o                 o
Smit Note                                    o                 o
Other Debt                                   o                 o
L/C obligations (other than DnB)             o                 o
Guarantee obligations                        o                 o
Long-Term Bonds (12 yrs.)                    o                 o
Subordinated Convertible Debt                o                 o
   Less Debt Discount                        o                 o
   Less Minority Related Debt                o                 o
                                                           ------------------
FUNDED DEBT                                                $   o
                                                           ------------------

Section 6.2 The Applicable Margin:
----------------------------------
Shall vary based upon (a) the Borrower's credit rating as determined by S & P and Moody's, or (b) if the Borrower is no longer rated, the ratio of the Borrower's consolidated Funded Debt to the consolidated EBITDA for the Borrower, as follows:

                                                             Credit
Funded Debt (1) / EBITDA (2)                                 Rating            Applicable Margin
----------------------------                                 ------            -----------------
                 less than or equal to 0.75                  A-/A3                 65 bp
        greater than 0.75, less than or equal to 1.5         BBB+/Baa1            75 bp
        greater than 1.50, less than or equal to 2.25        BBB/Baa2              85 bp
         greater than 2.25, less than or equal to 3.0        BBB-/Baa3           100 bp
         greater than 3.0, less than or equal to 4.0         BB+/Ba1             125 bp
                      Greater than 4.0                       >BB+/Ba1            150 bp

For purposes of determining the Applicable Margin, in the case of a split rating in the respective credit ratings of the Borrower by Moody's and S&P the higher of the two ratings shall apply. In the event of a split rating of more than one level, the rating which is one level above the lower rating shall apply. The Applicable Margin shall be determined by the Administrative Agent quarterly (based upon the latest 10Q or 10K report and this Compliance Certificate). The newly determined Applicable Margin shall be effective on the last day of the month following the month during which such report and certificate were delivered to the Administrative Agent.


Nota Bene: (1) Does not include Subordinated Debt, (2) last 12 months


Applicable Funded Debt:                                      $    o    [A]
-----------------------

Applicable EBITDA:                                                o    [B]
------------------

Applicable Ratio:                                                 o   [A/B]
-----------------

Applicable Rating:                                                o
------------------
(a) S&P rating
(b) Moody's rating

Applicable Margin  (1) :                                          o
------------------------

Current Margin:                                                   o
---------------


Nota Bene: (1) The new margin shall be effective as of the last day of the month following the month of this compliance certificate.

Section 14.1 Commitment Fee:
----------------------------
Shall vary based upon (a) the Borrower's credit rating as determined by S&P and Moody's, or (b) if the Borrower is no longer rated, the ratio of the Borrower's consolidated Fund Debt to the Consolidated EBITDA for the Borrower, as follows:

                                                             Credit
Funded Debt (1) / EBITDA (2)                                 Rating            Commitment Fee Rate
----------------------------                                 ------            -------------------
                 less than or equal to 0.75                  A-/A3               17.5 bp
        greater than 0.75, less than or equal to 1.5         BBB+/Ba1            20.0 bp
        greater than 1.50, less than or equal to 2.25        BBB/Baa2            25.0 bp
         greater than 2.25, less than or equal to 3.0        BBB-/Baa3           32.5 bp
         greater than 3.0, less than or equal to 4.0         BB+/Ba1             40.0 bp
                      Greater than 4.0                       >BB+/Ba1            65.0 bp

For purposes of determining the applicable Commitment Fee Rate(s), in the case of a split rating in the respective credit ratings of the Borrower by Moody's and S&P the higher of the two ratings shall apply. In the event of a split rating of more than one level, the rating which is one level above the lower rating shall apply. The applicable Commitment Fee Rate(s) shall be determined by the Administrative Agent quarterly (based upon the latest 10Q report or 10K report and this Compliance Certificate). The newly determined Commitment Fee Rate(s) shall be effective on the on the last day of the month following the month during which such report was delivered to the Administrative. Agent.


Nota Bene:  (1) Does not include Subordinated Debt, (2) last 12 months.

Applicable Ratio:                                   o    [A/B above in 6.2]
-----------------

Applicable Rating:                                  o
------------------
(a) S&P rating
(b) Moody's rating

Previous Commitment Rate:                           o    bp
-------------------------

New Commitment Rate:                                o
--------------------


Nota Bene: The new margin shall be effective as of the last day of the month following the month of this compliance certificate.

                                                                   COMPLIANCE
Section 3.6 Foreign Currency Advances - Max. 50% of Amount:       (YES/NO/N.A.)
-----------------------------------------------------------       -------------

British Pound Advances:                o     [GBP]
-----------------------
                                       o.    [$ exchange rate]
                                       o     [$ equivalent]

EuroAdvances:                          o      [(euro)]
-------------
                                       o.     [$ exchange rate]
                                       o      [$ equivalent]

Singapore Dollar Advances:             o      [SGD]
---------------------------
                                       o      [$ exchange rate]
                                       o      [$ equivalent]

Total Foreign Currency
Advances (in $ terms):                 o        [A]

Maximum Foreign
Currency Advances
Allowed                                $   o    [B][50% of Facility]

Repayment required:                    None [A - B]


Section 4.1(a)(iv) Board of Directors and Section 9.1(l)
--------------------------------------------------------
Change of Control of SEACOR SMIT Inc.:
--------------------------------------
SEACOR SMIT may not suffer any change of control, as defined.

The current members of the Board of Directors are (any change from previous list to be noted):

                                                                                 COMPLIANCE

                                                                                (YES/NO/N.A.)
                                                                                -------------
Section 10.1 (a)(v)(a) Annual Financial Statements
--------------------------------------------------
As soon as available but no later than 90 days after the end of each fiscal           o
year as audited by an Acceptable Accounting Firm. Together with a Compliance
Certificate.


Section 10.1 (a)(v)(b) Quarterly Financial Statements
-----------------------------------------------------
As soon as available but no later than 60 days of the end of                           o
each fiscal quarter. Together with a Compliance Certificate.


Section 10.1 (a)(xv) Funded Debt / Total Capitalization:
--------------------------------------------------------
Maximum of 50%. Total Capitalization includes Funded Debt                              o
and Consolidated Net Worth.


Funded Debt:                                                 $   o    [A]

CONSOLIDATED NET WORTH:                                      $   o    [B]

Total Capitalization:                                        $   o    [A+B]

Ratio:                                                           o    [A/A+B]

Section 10.1 (a)(xvi) Secure Debt / Total Capitalization:                              o
---------------------------------------------------------
Secured Debt: on a consolidated basis, the aggegate of any
Indebtedness secured or collateralized by a Lien

Maximum 20%.

Senior Debt:                                                 $   o    [A]

Total Capitalization:                                        $   o    [B]

Ratio:                                                           o    [A/B]


                                                                                                   COMPLIANCE

                                                                                                  (YES/NO/N.A.)
                                                                                                  -------------
Section 10.1 (a)(xvii) Interest Coverage Ratio:
-----------------------------------------------
Maintain on a consolidated basis (a) EBITDA ? divided by (b) interest payments
(including interest atributable to capialized leases) made during the four (4)
fiscal quarters preceding the date on which such ratio is determined at ratio of not less than 3.0 to 1.0.

EBITDA (LAST 12 MONTHS)                                      $   o    [A]

INTEREST PAYMENTS (LAST                                      $   o    [B]
4 QUARTERS)

INTEREST COVERAGE RATIO:                                         o    [A/B]


Section 10.1 (a)(xviii) Consolidated Net Worth:                                                          o
-----------------------------------------------
Must be equal to (a) $600MM during 2002, and
(b) thereafter $600MM plus 50% of the cumulative
net income starting with net income for 2002

Section 10.1(b)(x) Limitations on Investments in Joint Venture                                           o
--------------------------------------------------------------
Will not make, and will not permit any Subsidiary to make, any Investment in any
Joint Venture except if such Investment does not exceed 30% of the Total
Capitalization, and except as otherwise provided in Section 10.1(b)(a)(xviii)


INVESTMENT                                                   $   o    [A]

TOTAL CAPITALIZATION                                         $   o    [B]

PERCENTAGE OF INVESTMENT                                         o    [(A/B) * 100]
TO TOTAL CAPITALIZATION


                                                                                                   COMPLIANCE

                                                                                                  (YES/NO/N.A.)
                                                                                                  -------------
Section 10.1(b)(xi) Limitations on Indebtedness
-----------------------------------------------
Will not incur, and shall procure that the Subsidiaries will not incur,
any Indebtedness, except as otherwise provided in Section                                                o
10.1(b)(xi), and except Indebtedness may be incurred so long as Seacor is in compliance with Sections 10.1(a)(xv), (xvi), (xvii)
and (xviii); and provided that the aggregate of Subsidiary Funded
Debt of each of the Subsidiaries, when added together, shall not exceed 30% of the Total Capitalization of the Borrower on a
consolidated basis; provided, further, that when aggregating any
Subsidiary Funded Debt, it is done as provided in Section
10.1(b)(xi)(e)

AGGREGATE SUBSIDIARY                                         $   o    [A]
FUNDED DEBT

TOTAL CAPITALIZATION                                         $   o    [B]

PERCENTAGE OF AGGREGATE                                          o    [(A/B) * 100]
SUBSIDIARY FUNDED DEBT TO
TOTAL CAPITALIZATION




To the best of my knowledge there are currently no outstanding defaults under the Loan Agreement and the related documentation excerpt as expressly outlined below:


     Very truly yours,

     SEACOR SMIT Inc.

By: ____________________
      Name:
      Title:

                                                                       EXHIBIT 6
                                     FORM OF
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

           ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of _________, _____ between [NAME OF ASSIGNOR], a [BANK/CORPORATION] organized under the laws of [JURISDICTION OF INCORPORATION OF ASSIGNOR] (the "Assignor"), and [NAME OF ASSIGNEE], a [BANK/CORPORATION] organized under the laws of [JURISDICTION OF INCORPORATION OF ASSIGNEE] (the "Assignee"), supplemental to:

                     (A) that certain Revolving Credit Facility Agreement, dated as of February 5, 2002 (as amended, restated, modified or supplemented from time to time, together the "Credit Agreement"), made by and among (a) the Borrower, (b) the banks and financial institutions whose names and addresses are set out in Schedule A thereto (together with their permitted successors and assigns, the "Lenders"), (c) Fleet National Bank, as syndication agent, (d) Den norske Bank ASA, as administrative agent , (e) Nordea, acting through Nordea Bank Finland Plc, New York Branch, as documentation agent, and (f) The Governor and Company of the Bank of Scotland, as co-agent, pursuant to which the Lenders agreed to make available to the Borrower a reducing revolving credit facility (the "Credit Facility") in the maximum principal amount which may be outstanding at any time (in Advances and/or Letters of Credit) of Two Hundred Million United States Dollars (US$200,000,000) or the equivalent in Pounds Sterling, Euros, Singapore Dollars or any combination thereof; provided, however, that at no time may Letters of Credit be outstanding in excess of 50% of the Credit Facility; and

                     (B) each promissory note made by the Borrower payable to the order of each Bank dated February 5, 2002 (collectively, the "Notes") evidencing the Advances under the Credit Agreement.

                     Except as otherwise defined herein, terms defined in the Credit Agreement have the same meaning when used herein.

                     In consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                     1. The Assignor hereby sells, transfers and assigns to the Assignee o% of the Assignor's right, title and interest in, to and under the:
(a) the Credit Agreement, (b) the Notes (including, without limitation, its interest in the indebtedness evidenced by the Notes) and (c) the Letters of Credit. Simultaneously herewith, the Assignee shall pay to the Assignor an amount equal to the purchase price agreed between them in a separate writing.

                     2. The Assignee hereby assumes o% of the obligations of the Assignor under the Credit Agreement and shall hereafter be a "Lender" for all purposes of the Credit Agreement and the Notes and a "Letter of Credit Participant" for purposes of the Letters of Credit, the Assignee's Commitment thereunder being $o in respect of the Credit Facility.

                     3. The [Assignor] [Assignee] shall pay an administrative fee of Five Thousand Dollars ($5,000) to the Administrative Agent to reimburse the Administrative Agent for its cost in processing the assignment and assumption herein contained.

                     4. If it is not a U.S. person, the Assignee shall, on or prior to the date hereof and from time to time thereafter when required by applicable provisions of the United States Internal Revenue Code, provide the Borrower with two duly completed copies of Internal Revenue Service Form W- 8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that the Assignee is entitled to benefits under an income tax treaty to which the United States is a party that exempts withholding tax on payments under the Credit Agreement and the Notes or certifying that the income receivable pursuant to the Credit Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States.

                     5. The Assignee irrevocably designates and appoints the Agent as its agent, and irrevocably authorizes the Agent, to take such action on its behalf and to exercise such powers on its behalf under the Credit Agreement and under the Notes, each as supplemented hereby, as are delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto all as provided in Section 16 of the Credit Agreement.

                     6. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or the Notes. The Assignee acknowledges that it has, independently and without reliance on the Assignor or the Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

                     7. Every notice or demand under this Agreement shall be in writing and may be given by telecopy and shall be sent (with a copy to the Agent) as follows:

                     If to the Assignor:

                                          [NAME OF ASSIGNOR]
                                          [ADDRESS]
                                          Telecopy No.:
                                          Attention:


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

                     If to the Assignee

                                          [NAME OF ASSIGNEE]
                                          [ADDRESS]
                                          Telecopy No.:
                                          Attention:


                     If to the Administrative Agent:

                                          200 Park Avenue
                                          New York, New York 10166-0396
                                          Telecopy No.  212-681-3900
                                          Attention: Nikolai Nachamkin

Any notice sent by telecopy shall be confirmed by letter dispatched as soon as possible thereafter. The Assignee designates its address given above as its address for notices pursuant to Section 17.2 of the Credit Agreement.

                     8. EACH OF THE ASSIGNOR AND THE ASSIGNEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

                     9. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                     10. This Agreement may be executed in several counterparts with the same effect as if the parties executing such counterparts executed one agreement as of the date hereof and each counterpart when executed and delivered shall be deemed to be an original and all of such counterparts together shall constitute this Agreement.

                     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


[NAME OF ASSIGNOR]                        [NAME OF ASSIGNEE]


By: ____________________________          By: ____________________________
      Name:                                     Name:
      Title:                                    Title:

By: ____________________________          By: ____________________________
      Name:                                     Name:
      Title:                                    Title:



Consented and Agreed this
_____ day of _________, ____:

SEACOR SMIT INC.


By_________________________
       Name:
       Title:

DEN NORSKE BANK, ASA,
as Administrative Agent


By_________________________
       Name:
       Title:

By_________________________
       Name:
       Title:




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